SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ELECTRONIC DATA SYSTEMS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ELECTRONIC DATA SYSTEMS CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 15, 2008

The Annual Meeting of Shareholders of Electronic Data Systems Corporation (“EDS”) will be held on Tuesday, April 15, 2008, at 1:00 p.m. local time, at the offices of EDS, 5400 Legacy Drive, Plano, Texas 75024. The purpose of the meeting is to:

•	elect 12 directors to hold office until the next annual shareholders’ meeting or until their respective successors have been elected or appointed;

•	ratify the appointment of KPMG LLP as our independent auditors for the current year;

•	re-approve the 2003 Amended and Restated Incentive Plan;

•	approve the Board of Directors’ proposal to amend our Certificate of Incorporation to allow 25% of shareholders to call a special meeting;

•	consider and vote upon one shareholder proposal, if presented at the meeting; and

•	act upon such other matters as may be properly presented at the meeting.

The proxy statement fully describes these items. We have not received notice of other matters that may be properly presented at the meeting.

Only EDS shareholders of record at the close of business on February 19, 2008, will be entitled to vote at the meeting.

We are pleased to be among the first companies to take advantage of the new Securities and Exchange Commission rule that allows issuers to furnish proxy materials to their shareholders on the Internet. The new rule allows us to provide our shareholders with the information they need for our annual meeting while lowering the costs of delivery and reducing the environmental impact of the meeting.

Your vote is important. Whether or not you are able to attend the meeting in person, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting.

By order of the Board of Directors,

Storrow M. Gordon
Secretary

February 29, 2008

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 15, 2008

Information About This Proxy Statement

Our Board of Directors has made this Proxy Statement and related materials available to you on the Internet, or at your request has delivered printed versions to you by mail, in connection with the Board’s solicitation of proxies for our 2008 Annual Meeting of Shareholders. Our proxy materials include this Proxy Statement and our 2007 Annual Report to Shareholders, which includes our audited consolidated financial statements. If you requested printed versions of these materials by mail, they will also include a proxy card for the Annual Meeting.

Pursuant to rules recently adopted by the Securities and Exchange Commission (“SEC”), we are providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice Regarding Availability of Proxy Materials (the “Notice”) to our shareholders of record and beneficial owners. The mailing of the Notice to our shareholders is scheduled to begin on or about March 5, 2008. All shareholders will have the ability to access the proxy materials on a website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found on the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. If you hold shares through the EDS Stock Purchase Plan or a dividend reinvestment program, you may receive one Notice or, if you request printed copies of the proxy materials by mail, one set of proxy materials for all shares held in the same name.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our annual shareholders meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

The mailing address of our principal executive offices is 5400 Legacy Drive, Plano, Texas 75024.

Information About the Annual Meeting

Record Date and Share Ownership

Only holders of record of our common stock at the close of business on February 19, 2008, may vote at the meeting. On that date, 98,797 shares of common stock were outstanding. Each share is entitled to cast one vote. The majority of the shares of common stock outstanding on the record date must be present in person or by proxy to have a quorum for the transaction of business at the meeting. If the persons present or represented by proxy at the meeting constitute the holders of less than a majority of the shares of common stock outstanding on the record date, the meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Voting Your Shares

If you are a shareholder of record, you may vote in person at the meeting. We will give you a ballot when you arrive. If you hold your shares through a bank or broker and wish to vote in person at the meeting, you must obtain a valid proxy from the firm that holds your shares. If you do not wish to vote in person or will not be attending the meeting, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice or, if you requested printed copies of the proxy materials by mail, you can also vote by mail or telephone. If you have Internet access, we encourage you to vote over the Internet. It is convenient and saves significant postage and processing costs.

If you complete and submit your proxy before the meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by our Board on all matters presented in this Proxy Statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the meeting.

If a bank or broker holds your shares in its name and you do not provide that firm with specific voting instructions, it may generally vote on routine matters but cannot vote on non-routine matters. Thus, if you do not give specific instructions, your shares will not be voted on non-routine matters and will not be counted in determining the number of shares necessary for approval. When a broker votes a client’s shares on some but not all proposals, the missing votes are referred to as “broker non-votes.” Those shares will be included in determining the presence of a quorum at the meeting but would not be considered “present” for purposes of voting on a non-routine proposal. We encourage you to provide voting instructions to any firm that holds your shares by carefully following the instructions provided in the Notice. We understand that pursuant to New York Stock Exchange (“NYSE”) rules Proposal 5 will be considered a non-routine proposal for which your bank or broker may not exercise voting discretion.

If you participate in the EDS common stock fund through the EDS 401(k) Plan or EDS Puerto Rico Savings Plan, you will receive a separate notice of availability of proxy materials and voting instructions for the shares allocated to your account and your proxy will constitute authorization to the plan trustees to vote such shares.

At this year’s meeting, the polls will close at 2:00 p.m. Central time; any further votes will not be accepted after that time. We will announce preliminary results at the meeting and publish final results on our Investor Relations Web site at www.eds.com/investor shortly after the meeting and also in our Quarterly Report on Form 10-Q for the second quarter of 2008.

Revoking Your Proxy

If you are a registered holder, you may revoke your proxy at any time prior to the close of the polls by: (1) submitting a later-dated vote in person at the meeting, via the Internet, by telephone or by mail or (2) delivering instructions to our Corporate Secretary prior to the meeting by fax to (972) 605-5610 or by mail to 5400 Legacy Drive, Mail Stop H3-3A-05, Plano, TX 75024. If you hold shares through a bank or broker, you must contact that firm to revoke any prior voting instructions.

Vote Required to Adopt Proposals

Each share of our common stock outstanding on the record date will be entitled to one vote on each of the 12 director nominees and one vote on each other matter.

For Proposal 1 (Election of Directors), each director must be elected by a majority of the votes cast for that director (meaning that the number of shares voted “for” a director must exceed the number of shares voted “against” that director). See “Corporate Governance and Board Matters – Majority Vote for Election of Directors” for more information.

For Proposal 4 (Board of Directors proposal to amend EDS’ Certificate of Incorporation to allow 25% of shareholders to call a special meeting), the affirmative vote of a majority of our outstanding common stock is required for approval.

For each other proposal, the affirmative vote of a majority of the common stock represented in person or by proxy at the meeting is required for approval.

Shares not present at the meeting and shares voting “abstain” have no effect on the election of directors. For each other proposal, abstentions are treated as shares present or represented and voting, so an abstention will have the effect of a vote against the proposal.

Other Matters to be Acted Upon at the Meeting

We do not know of any other matters to be validly presented or acted upon at the meeting. Under our Bylaws, no business besides that stated in the meeting notice may be transacted at any meeting of shareholders. If any other matter is presented at the meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

Expenses of Solicitation

EDS is making this solicitation and will pay the entire cost of preparing and distributing the Notice and these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for any Internet access charges you may incur. Our officers and employees may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile, e-mail or otherwise. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding the Notice and any proxy materials to beneficial owners of our common stock.

Corporate Governance and Board Matters

Board of Directors

The Board of Directors is elected by and accountable to the shareholders and is responsible for the strategic direction, oversight and control of EDS. Regular meetings of the Board are generally held five times per year and special meetings are scheduled when necessary. The Board held seven meetings in 2007. All directors attended at least 82% of the meetings of the Board and the Board committees of which they were members during 2007.

Committees of the Board

The Board has established three committees to assist it in discharging its responsibilities: the Audit Committee; the Compensation and Benefits Committee (“CBC”); and the Governance Committee. Each committee is composed entirely of independent directors. The Board has adopted a written charter for each committee. Copies of these charters are posted on our website at www.EDS.com/investor/governance/committee.aspx. Shareholders may also request a copy of any committee charter by writing EDS Investor Relations at 5400 Legacy Drive, Mail Stop H1-2D-05, Plano, TX 75024, or by calling (888) 610-1122 or (972) 605-6661. The following table lists the chairpersons and members of each committee as of February 19, 2008, and the number of meetings held by each committee during 2007:

Director	Audit	CBC	Governance
W. Roy Dunbar	Member
Martin C. Faga		Member
S. Malcolm Gillis	Member
Ray J. Groves	Chair
Ellen M. Hancock		Chair	Member
Ray L. Hunt			Member
Edward A. Kangas (a)	Member		Chair
James K. Sims		Member
R. David Yost		Member
Ernesto Zedillo (b)			Member
Number of meetings in 2007	10	7	4

(a)	Mr. Kangas joined the Governance Committee as Chairman in April 2007.
(b)	Dr. Zedillo joined the Board and the Governance Committee in October 2007.

Audit Committee. The Audit Committee assists the Board in fulfilling its responsibilities for oversight of the integrity of our financial statements, compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, and the performance of our internal audit function and independent auditors. Among other things, the Audit Committee appoints and determines the compensation of our independent auditors; reviews and evaluates the performance and independence of the independent auditors; reviews the scope and plans for the external and internal audits; reviews and discusses reports from the independent auditors regarding critical accounting policies, alternative treatments of financial information and other matters; reviews significant changes in the selection or application of accounting principles; reviews the internal control report of management, any issues regarding the adequacy of internal controls and any remediation efforts; reviews legal matters that could materially impact our financial statements; reviews the EDS Code of Business Conduct to determine whether it complies with applicable law and discusses reports from the Office of Ethics and Business Conduct concerning compliance with the Code of Business Conduct; and reviews our guidelines and policies with respect to risk assessment and risk management. The Audit Committee also reviews with management and the independent auditors our quarterly and annual financial statements and other public financial disclosures prior to their release. The Board of Directors has determined that Messrs. Groves and Kangas are audit committee financial experts within the meaning of SEC regulations. The report of the Audit Committee is included below.

Compensation and Benefits Committee. The CBC reviews and approves annual goals and objectives relevant to the CEO’s compensation and evaluates the CEO’s performance against such goals and objectives. The CBC approves all salary and other compensation for our other executive officers and the performance goals for our performance-based executive plans. It is also responsible for the review and approval of all new benefit and equity compensation plans and programs, as well as amendments to existing plans and programs, and reviews and makes recommendations to the Board regarding director compensation. No former employee of EDS serves on the CBC.

Governance Committee. The Governance Committee develops, and makes recommendations to the Board for approval of, our policies and practices related to corporate governance, including the EDS Corporate Governance Guidelines. In addition, the committee develops the criteria for the qualification and selection of candidates for election to the Board, including the standards and processes for determining director independence, and makes recommendations to the Board regarding such candidates as well as the appointment of directors to serve on Board committees. The committee is also responsible for the development and oversight of our director orientation and education programs. The committee recommends to the Board the election of the Chairman and the Chief Executive Officer (“CEO”), reviews the CEO’s recommendations regarding the election of other principal officers, reviews and develops with the CEO management succession plans, and makes recommendations regarding shareholder proposals. The procedures for submission by a shareholder of a director nominee or other proposal are described under “Shareholder Proposals and Nomination of Directors” below.

Corporate Governance Guidelines

The Board has adopted the EDS Corporate Governance Guidelines to assist it in the performance of its duties and the exercise of its responsibilities and in accordance with the listing requirements of the NYSE. The Governance Committee of the Board is responsible for overseeing the Guidelines and periodically reviews them and makes recommendations to the Board concerning corporate governance matters. The Guidelines are posted on our website at www.EDS.com/investor/governance/guidelines.aspx. Shareholders may also request a copy of the Guidelines by writing EDS Investor Relations at 5400 Legacy Drive, Mail Stop H1-2D-05, Plano, Texas 75024, or by calling (888) 610-1122 or (972) 605-6661. The Guidelines cover the following principal subjects:

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Expectations of individual directors, including understanding EDS’ businesses and markets, review and understanding of materials provided to the Board, objective and constructive participation in meetings and strategic decision-making processes, regular attendance at Board and Board committee meetings, and attendance at annual shareholder meetings.

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Board selection and composition, including Board size, independence of directors, process for determining director independence, number of independent directors, nomination and selection of directors, service on other boards, director retirement, separation of the Chairman and CEO positions, director orientation and a mandatory continuing director education program.

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Board operations, including number of meetings, requirement for executive sessions of non-management directors, the duties of the Presiding Director, Board access to management, annual CEO evaluation, annual Board and Committee evaluation, management development and succession planning, retention of independent advisors and operation and composition of Board committees.

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Other matters, including director compensation, prohibition on consulting agreements with directors, restrictions on charitable contributions to director-affiliated organizations, procedures implementing the majority vote requirement for the election of directors described below, procedures for avoidance or minimization of conflicts of interest, including the related party transaction approval policy described under “Related Party Transactions” below, and the rights plan policy described below.

Executive Sessions. The Guidelines require the non-employee directors to meet in executive session without management present from time to time, and at least twice per year. Executive sessions are a normal part of the

Board’s deliberations and activities. One of these meetings is devoted to the evaluation of the CEO and the recommendations of the Compensation and Benefits Committee regarding the CEO’s compensation.

Rights Plan Policy. The Board of Directors redeemed EDS’ shareholder rights plan, sometimes referred to as a “poison pill,” in 2005. The Board also adopted a policy to obtain shareholder approval prior to adopting any rights plan in the future unless the Board, in the exercise of its fiduciary duties and through a committee comprised of all independent Directors, determines that, under the circumstances then existing, it would be in the best interest of EDS and its shareholders to adopt a rights plan without prior shareholder approval. This policy further provides that if a rights plan is adopted by the Board without prior shareholder approval, the plan must provide that it shall expire within one year of adoption unless ratified by shareholders.

Presiding Director. The Board has an independent Presiding Director who serves as chair of the regularly conducted executive sessions of the Board and all other sessions at which the Chairman is not present. The Presiding Director facilitates communication with the Board and, at the request of any independent director, serves as the liaison between the Chairman and the independent directors. When requested by any independent director or when the Presiding Director deems it appropriate, the Presiding Director can call meetings of the independent directors. The Presiding Director reviews and approves the agenda for each Board meeting and the nature and type of materials to be sent to the Board for each meeting based on that agenda. At least annually, the independent Directors evaluate the Board’s plan for agendas for each meeting in the upcoming year and the information provided at and in advance of meetings and discuss recommendations for any changes to that plan and information in executive session with the Presiding Director, who will communicate those recommendations to the Chairman.

The Presiding Director position is rotated on an annual basis among the Chairpersons of the Board’s three standing Committees. The Chair of the Compensation and Benefits Committee, Ellen M. Hancock, currently serves as the Presiding Director through the date of the 2008 Annual Meeting of Shareholders, and the Chair of the Governance Committee, Edward A. Kangas, will serve as the Presiding Director thereafter until the 2009 Annual Meeting. The Guidelines provide that if the position of Chairman is held by an independent director, all duties and responsibilities assigned to the Presiding Director shall be performed by that independent Chairman.

Majority Vote for Election of Directors. In 2007, the Board amended our Bylaws to provide that in an uncontested election of directors (i.e., where the nominees for director equals the number of directors to be elected), a nominee must receive more votes for than against his or her election to be elected to the Board. The Guidelines provide that the Board shall nominate as director only candidates who agree to tender, prior to nomination, irrevocable resignations that will be effective upon (i) the failure to receive the required vote and (ii) the Board’s acceptance of such resignation. Similarly, the Board will fill director resignations and new directorships only with candidates who agree to tender the same form of resignation prior to any subsequent nomination.

The Guidelines further provide that if an incumbent director fails to receive the required vote for election, the Governance Committee will promptly consider whether to accept or reject that director’s previously tendered resignation. The Governance Committee will consider all factors deemed relevant including, without limitation, the stated reasons why shareholders voted against the election of the director, the length of service and qualifications of the director whose resignation has been tendered, the director’s contributions to EDS, and the impact of the resignation on any contractual and regulatory requirements. The Board will act on the Governance Committee’s recommendation no later than 90 days following the date of the shareholders’ meeting when the election occurred. In considering the Governance Committee’s recommendation, the Board will review the factors considered by the Governance Committee and such additional information and factors the Board believes to be relevant. Absent a compelling reason for the director to remain on the Board, it is the Board’s intention to accept the resignation. We will promptly publicly disclose the Board’s decision, together with an explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation.

Any director who tenders his or her resignation pursuant to this provision is expected to not participate in the Governance Committee recommendation or Board consideration regarding whether or not to accept the tendered resignation. If a majority of the members of the Governance Committee are not duly elected under the Bylaws at the same election, then the independent directors who are elected will designate a group amongst themselves to recommend to the remaining elected independent Directors whether to accept or reject the tendered resignations.

Director Independence

The Board assesses the independence of each non-employee director not less frequently than annually in accordance with the Corporate Governance Guidelines. Under the Guidelines for Assessing Independence of EDS’ Directors, a director cannot be independent unless the Board affirmatively determines that he or she has no material relationship with EDS, either directly or as a partner, shareholder or officer of an organization that has a relationship with EDS, and has none of the other relationships listed in the guidelines that would disqualify the director from being independent under the rules of the NYSE. As contemplated by the NYSE rules, the Board also adopted categorical standards to assist in determining whether any material relationship with EDS exists. Directors who have any of the relationships outlined in such categorical standards are considered to have relationships that require a “full facts and circumstances review” by the Board in order to determine whether it constitutes a material relationship with EDS for purposes of his or her independence. The Independence Guidelines, including such categorical standards, are posted on our website at www.EDS.com/investor/governance/independence.aspx.

In February 2008, the Board assessed the independence of each non-employee director under the Independence Guidelines. The Board determined, after careful review, that all non-employee directors (Mr. Dunbar, Mr. Faga, Dr. Gillis, Mr. Groves, Ms. Hancock, Mr. Hunt, Mr. Kangas, Mr. Sims, Mr. Yost and Dr. Zedillo) are independent. There were no relationships outlined in the categorical standards with any non-employee director that required a “full facts and circumstances review” by the Board. The Board also determined that each member of the Audit Committee meets the additional independence standards of the NYSE and SEC applicable to Audit Committee members. Such standards require that the director not be an affiliate of EDS and cannot accept from EDS, directly or indirectly, any consulting, advisory or other compensatory fee, other than fees for serving as a director.

Communications with the Board

Individuals may communicate with the Presiding Director by e-mail to BoardCommunications@eds.com or in writing to Presiding Director, c/o Corporate Secretary, 5400 Legacy Drive, Mail Stop H3-3A-05, Plano, Texas 75024.

Communications intended for any other non-management director should also be sent to the above address. Further information regarding the procedures for communications with the Presiding Director is posted on our website at www.EDS.com/investor/governance/communication.aspx.

EDS Code of Business Conduct

EDS is committed to conducting its business ethically and with integrity. We believe that integrity is the sum of the ethical performance of the people of EDS and fosters successful long-term relationships with clients, a better overall work environment and a culture of compliance with both the letter and spirit of the law that ultimately brings value to our shareholders. The EDS Code of Business Conduct, first adopted over a decade ago, has been continually updated to reflect the values we expect of the directors, officers and employees of the entire EDS family of companies. The Code of Business Conduct meets the standards for a “code of ethics” applicable to our principal executive officer, principal financial officer, and principal accounting officer or controller for purposes of applicable SEC rules and satisfies the requirements of the NYSE for a code of business conduct applicable to all directors, officers and employees. The Code is posted on our website at www.EDS.com/investor/governance/code.aspx. You may also request a copy of the Code by writing EDS Investor Relations at 5400 Legacy Drive, Mail Stop H1-2D-05, Plano, TX 75024, or by calling (888) 610-1122 or (972) 605-6661. We will disclose any amendment or waiver of a provision of the Code that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or that relates to any element of the definition of a “code of ethics” under applicable SEC rules, as well as any amendment or waiver of the Code for any of our directors or any executive officer, on our website at www.EDS.com/investor/governance/code.aspx not later than five business days after the amendment or waiver.

Director Qualifications

The Governance Committee will select nominees for director on the basis of their integrity, experience, achievements, judgment, intelligence, personal character, ability to make independent analytical inquiries, willingness to devote adequate time to Board duties, and the likelihood that they will be able to serve on the Board for a sustained period. To be recommended by the Governance Committee for election to the Board, a nominee must also meet the expectations for individual directors set forth in the EDS Corporate Governance Guidelines, including understanding EDS’ businesses and the marketplaces in which it operates. In addition, a nominee must not have conflicts or commitments that would impair his or her ability to attend scheduled Board meetings or annual shareholders meetings, not hold positions that would result in a violation of legal requirements, and meet any applicable legal or regulatory requirements for directors of government contractors. In selecting nominees, the Governance Committee will also consider the nominee’s global experience, experience as a director of a large public company and knowledge of particular industries.

Identification and Evaluation of Director Candidates

The Governance Committee uses a variety of means for identifying nominees for director, including third-party search firms and recommendations from current Board members and shareholders. In determining whether to nominate a candidate, the Governance Committee considers the current composition and capabilities of serving Board members, as well as additional capabilities considered necessary or desirable in light of existing needs, and then assesses the need for new or additional members to provide those capabilities. In most instances, all members of the Governance Committee, as well as one or more other directors, will interview a prospective candidate. The Governance Committee will also contact any other sources, including persons serving on another board with the candidate, it deems appropriate to develop a well-rounded view of the candidate. Reports from the interview with the candidate and/or Governance Committee members with personal knowledge and experience with the candidate, information provided by other contacts, the candidate’s resume, and any other information deemed relevant by the Governance Committee will be considered in determining whether a candidate should be nominated.

In evaluating whether to nominate a director for re-election, the Governance Committee will consider the following: the director’s attendance at Board and Board committee meetings; the director’s review and understanding of the materials provided in advance of meetings and other materials provided to the Board from time to time; whether the director actively, objectively and constructively participated in such meetings and in the strategic decision-making process in general; the director’s compliance with the Corporate Governance Guidelines; and whether the director continues to possess the qualities and capabilities expected of Board members discussed above. The Governance Committee will also consider input from other Board members concerning the performance and independence of that director. Generally, the manner in which the Governance Committee evaluates nominees for director recommended by a shareholder will be the same as that for nominees from other sources. However, the Governance Committee will also seek and consider information concerning the relationship between a shareholder’s nominee and that shareholder to determine whether the nominee can effectively represent the interests of all shareholders.

Shareholder Proposals and Nomination of Directors

Shareholders may submit proposals, including director nominations, for consideration at future shareholder meetings.

Shareholder Proposals. For a shareholder proposal to be considered for inclusion in our proxy statement for an annual shareholders’ meeting, the written proposal must comply with the requirements of SEC Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary

Electronic Data Systems Corporation

5400 Legacy Drive, Mail Stop H3-3A-05

Plano, Texas 75024

Fax: (972) 605-5610

Our 2009 Annual Meeting of Shareholders is currently scheduled for April 21, 2009. Under SEC rules, shareholder proposals to be considered for inclusion in our proxy statement for that meeting must be received by the Corporate Secretary not later than November 5, 2008. See “Bylaw Procedures” below for a description of procedures that shareholders must follow to introduce an item of business at an annual meeting in addition to the SEC Rule 14a-8 requirements to have the proposal included in our proxy statement.

Nomination of Director Candidates. The Governance Committee will consider candidates recommended by shareholders who beneficially own not less than 1% of the outstanding common stock. Eligible shareholders wishing to make such recommendations may submit a completed “Shareholder Recommendation of Candidate for Director” form to the Secretary of the Governance Committee by e-mail to DirectorNominations@eds.com or by mail to 5400 Legacy Drive, Mail Stop H3-3A-05, Plano, TX 75024. This form is posted on our website at www.EDS.com/investor/governance/nominations.aspx. A copy of the form may also be requested from the Secretary of the Governance Committee. Eligible shareholders who wish to recommend a nominee for election as director at the 2009 annual meeting should submit a completed form not earlier than October 1, 2008, and not later than November 5, 2008. Generally, candidates recommended by an eligible shareholder will be evaluated by the Governance Committee under the same process described above. However, the Governance Committee will not evaluate a shareholder-recommended candidate unless and until the potential candidate has indicated a willingness to serve as a director, comply with the expectations and requirements for Board service described above and provide all information required to conduct an evaluation.

Shareholders who wish to nominate a person for election as a director at the next annual meeting may do so in accordance with the Bylaw procedures described below, either in addition to or in lieu of making a recommendation to the Governance Committee.

Bylaw Procedures. Our Bylaws set forth procedures that shareholders must follow to introduce an item of business at an annual meeting or nominate persons for election as a director. These requirements are separate from and in addition to the SEC Rule 14a-8 requirements that a shareholder must satisfy to have a shareholder proposal included in our proxy statement. These requirements are also separate from the procedures described above that a shareholder must follow to recommend a director candidate to the Governance Committee. Generally, our Bylaws require that a shareholder notify the Corporate Secretary of a proposal not less than 90 days or more than 270 days before the scheduled meeting date. The notice must include the name and address of the shareholder and of any other shareholders known by such shareholder to be in favor of the proposal, as well as a description of the proposed business and reason for conducting the proposed business at the annual meeting. If the notice relates to a nomination for director, it must also set forth the name, age, principal occupation and business and residence address of any nominee(s), the number of shares of common stock beneficially owned by the nominee(s) and such other information regarding each nominee as would have been required to be included in a proxy statement under the SEC’s proxy rules. Our Bylaws are posted on our website at www.EDS.com/investor/governance. Shareholders may also contact the Corporate Secretary at the above address for a copy of the relevant Bylaw provisions.

Compensation and Benefits Committee Interlocks and Insider Participation

None of the members of the Compensation and Benefits Committee are current or former officers or employees of EDS. No interlocking relationship exists between the members of our Board of Directors or our Compensation and Benefits Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

PROPOSALS TO BE VOTED ON

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board of Directors currently has 12 members. All current directors are standing for re-election, to hold office until the next Annual Meeting of Shareholders or until their successors are elected and qualified. All nominees were previously elected by shareholders at the 2007 Annual Meeting, other than Dr. Zedillo who was appointed to the Board in October 2007. Dr. Zedillo had been recommended to the Governance Committee by a director search firm. If a director nominee becomes unavailable for election, the Board may substitute another person for the nominee, in which event your shares will be voted for that other person.

The information below regarding the director nominees is as of February 15, 2008.

The Board of Directors recommends a vote FOR each director nominee.

W. ROY DUNBAR, 46, has been a director of EDS since 2004. He has been President and Chief Executive Officer of Network Solutions, a provider of Web related services, since February 2008. Mr. Dunbar was President Global Technology and Operations of Master Card International from September 2004 to January 2008, and president, intercontinental operations of Eli Lilly and Company, responsible for its Asia, Africa/Middle East, Latin America and the Confederation of Independent States operations from January 2004 to September 2004. He had served as vice president of information technology and chief information officer of Eli Lilly since 1999 and joined Eli Lilly in 1990. Mr. Dunbar is also a director of Humana Inc.

MARTIN C. FAGA, 66, has been a director of EDS since 2006. He served as the President and Chief Executive Officer of The MITRE Corporation, a non-profit organization providing engineering, research and development services to the U.S. Federal government, from May 2000 to June 2006 and is a current member of its Board of Trustees. He was Vice President at MITRE from 1993-2000. Mr. Faga served as the United States Department of Defense, Assistant Secretary of the Air Force for Space and Director, National Reconnaissance Office, from 1989 to 1993.

S. MALCOLM GILLIS, 67, has been a director of EDS since 2005. He has served as Zingler Professor of Economics and University Professor at Rice University since June 2004. Dr. Gillis was President of Rice University from 1993 to June 2004. He is also a director of Halliburton Company, Service Corporation International, Introgen Therapeutics, Inc. and AECOM Technology Corporation.

RAY J. GROVES, 72, has been a director of EDS since 1996. He served as Senior Advisor of Marsh Inc., the insurance brokerage and risk management subsidiary of Marsh & McLennan Companies, Inc., from October 2004 to July 2005, Chairman and Chief Executive Officer from July 2003 to October 2004, President and Chief Executive Officer from January 2003 to June 2003, and President and Chief Operating Officer from October 2001 to January 2003. Mr. Groves was Chairman of Legg Mason Merchant Banking, Inc. from March 1995 to September 2001. He retired as Chairman and Chief Executive Officer of Ernst & Young LLP in September 1994, which position he held since 1977. Mr. Groves is also a director of Boston Scientific Corporation.

ELLEN M. HANCOCK, 64, has been a director of EDS since 2004. She served as President and Chief Operating Officer of Jazz Technologies, Inc. and its predecessor Acquicor Technology Inc., from August 2005 to June 2007 (prior to its merger with Jazz Semiconductor, Inc., a wafer foundry, in February 2007, Jazz was a blank check company formed to acquire businesses in the technology, multimedia and networking sector). Ms. Hancock was Chairman of Exodus Communications, Inc., a computer network and internet systems company, from 2000 to 2001, Chief Executive Officer from 1998 to 2001 and President from 1998 to 2000. She was Executive Vice President, Research and Development, Chief Technology Officer of Apple Computer Inc. from 1996 to 1997. Ms. Hancock previously was Executive Vice President and Chief Operating Officer of National Semiconductor and a Senior Vice President and Group Executive of International Business Machines Corporation. She is also a director of Aetna Inc. and Colgate-Palmolive Company.

JEFFREY M. HELLER, 68, rejoined EDS in March 2003. He has served as Vice Chairman of EDS since December 2006 and a director since 2003. He was President of EDS from March 2003 to December 2006 and Chief Operating Officer from March 2003 to October 2005. Mr. Heller retired from EDS in February 2002 as Vice Chairman, a position he had held since November 2000. He served as President and Chief Operating Officer of EDS from 1996 to 2000 and Senior Vice President from 1984 to 1996. Mr. Heller joined EDS in 1968 and has served in numerous technical and management capacities. He is also a director of Temple Inland Corp. and Mutual of Omaha.

RAY L. HUNT, 64, has been a director of EDS since 1996. Mr. Hunt has been Chairman of the Board, President and Chief Executive Officer of Hunt Consolidated Inc. and Chairman and Chief Executive Officer of Hunt Oil Company for more than five years. He is a director of PepsiCo, Inc., Bessemer Securities LLC, Bessemer Securities Corporation and King Ranch, Inc. and a manager of Verde Group.

EDWARD A. KANGAS, 63, has been a director of EDS since 2004. He was Chairman and Chief Executive Officer of Deloitte Touche Tohmatsu from 1989 to 2000 and Managing Partner of Deloitte & Touche (USA) from 1989 to 1994. Mr. Kangas began his career as a staff accountant at Touche Ross in 1967, where he became a partner in 1975. After his retirement from Deloitte in 2000, Mr. Kangas served as a consultant to Deloitte until 2004. He is the immediate past Chairman of the National Multiple Sclerosis Society and a director of Eclipsys Corporation, Hovnanian Enterprises Inc., Tenet Healthcare Corporation (for which he has served as non-executive Chairman since July 2003), and Intuit Inc.

RONALD A. RITTENMEYER, 60, has been Chairman of the Board of EDS since December 2007, Chief Executive Officer of EDS since September 2007 and President of EDS since December 2006. He served as Chief Operating Officer of EDS from October 2005 to September 2007 (including service as Co-Chief Operating Officer until May 2006) and as Executive Vice President, Global Service Delivery from July 2005 to December 2006. Prior to joining EDS, he was Managing Director of The Cypress Group, a private equity firm, from July 2004 to June 2005, Chairman, Chief Executive Officer and President of Safety-Kleen, Inc., a hazardous waste management company, from August 2001 to July 2004, and Chief Executive Officer and President of AmeriServe, a food services company, from February 2000 to December 2001. Prior to that time Mr. Rittenmeyer had held executive positions with RailTex, Inc., Ryder TRS, Inc., Burlington Northern Railroad, Frito-Lay, Inc., PepsiCo Food International and Merisel.

JAMES K. SIMS, 61, has been a director of EDS since 2006. He was Chairman of the Board of RSA Security Inc., a provider of online identity and digital asset security services, from June 2003 to September 2006 and Vice Chairman from October 2002 to June 2003. He has served as Chairman and Chief Executive Officer of GEN3 Partners, Inc., a consulting company that specializes in science-based technology development, since September 1999, and as General Partner of its affiliated private equity investment fund, GEN3 Capital I, LP, since July 2005. Mr. Sims has also served on the Board of Directors of several private companies, including as Chairman of Airgain, Inc., a developer of wireless antenna technology, since November 2004, Chairman of Groxis, Inc., an enterprise search management software firm, since November 2004 and Chairman of American EPS, Inc., a provider of online payroll and attendance solutions, since February 2005. He was a director of Enterasys Networks, Inc., a provider of infrastructure solutions, from June 2004 to March 2005, and Chief Executive Officer, President and director of Cambridge Technology Partners (Massachusetts), Inc., a consulting and systems integration firm, from 1991 to 1999.

R. DAVID YOST, 60, has been a director of EDS since 2005. He has been Chief Executive Officer of AmerisourceBergen Corporation, a pharmaceutical services company, since August 2001 and its President and Chief Executive Officer since September 2007. He had also served as President of AmerisourceBergen from August 2001 to October 2002. Mr. Yost served as Chairman and Chief Executive Officer of AmeriSource Health Corporation from December 2000 to August 2001 and President and Chief Executive Officer of AmeriSource Health Corporation from May 1997 to December 2000. He held a variety of other positions with AmeriSource Health Corporation and its predecessors since 1974, including Executive Vice President – Operations of AmeriSource Health Corporation from 1995 to 1997. Mr. Yost is a director of AmerisourceBergen Corporation and PharMerica Corporation.

ERNESTO ZEDILLO, 56, has been a director of EDS since October 2007. Dr. Zedillo is the former President of Mexico and has been a Director at the Yale Center for the Study of Globalization and a Professor in the field of International Economics and Politics at Yale University since September 2002. He is also a Director of Alcoa Inc. and The Procter & Gamble Company.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed KPMG LLP (“KPMG”) as EDS’ independent auditors for the year ending December 31, 2008. That firm has been EDS’ auditors since 1984. The Board of Directors is submitting the appointment of that firm for ratification by shareholders. A representative of KPMG is expected to be present at the meeting, will be available to respond to appropriate questions and will have the opportunity to make a statement, should he or she so desire.

The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG as independent auditors for 2008.

Audit and Non-Audit Fees to Independent Auditor

The following table shows the dollar amount (in millions) of the fees paid or accrued by EDS for audit and other services provided by KPMG in 2007 and 2006.

	2007	2006
Audit Fees	$17.5	$18.7
Audit-Related Fees	1.1	1.3
Tax Fees	.5	.3
All Other Fees	—	—

Total	$19.1	$20.3

Audit fees represent fees for services provided in connection with the audit of our consolidated financial statements, audit of our internal control over financial reporting, review of our interim consolidated financial statements, local statutory audits, accounting consultations and SEC registration statement reviews. Audit-related fees consist primarily of fees for audits of employee benefit plans and service organizations. Tax fees include fees for domestic and international tax consultations, and international tax return preparation. Other services principally include fees for ISO 9000/14000 compliance assessments and were less than $50,000 in both 2007 and 2006. KPMG rendered no professional services to EDS in 2007 or 2006 with respect to financial information systems design and implementation.

Policy on Pre-Approval of Audit and Non-Audit Services

All audit services, audit-related services, tax services and other services were pre-approved by the Audit Committee. The Audit Committee charter provides for pre-approval of any audit or non-audit services provided to EDS by its independent auditors. However, pre-approval is not necessary for non-audit services if: (i) the aggregate amount of all such non-audit services provided to EDS constitutes not more than five percent of the total fees paid by EDS to its independent auditors during the fiscal year in which the non-audit services are provided; (ii) such services were not recognized by EDS at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee. The Audit Committee may delegate to one or more of its members pre-approval authority with respect to all permitted audit and non-audit services, provided that any services pre-approved pursuant to such delegated authority shall be presented to the full Audit Committee at its next regular meeting.

Report of the Audit Committee

The Audit Committee reviewed and discussed with management of the company and KPMG LLP, independent auditors for the company, the audited financial statements to be included in the Annual Report on Form 10-K for the year ended December 31, 2007.

The Audit Committee discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 114, “The Auditor’s Communication with those Charged with Governance.”

The Audit Committee received the written disclosures and the letter from KPMG LLP required by Independence Board Standard No. 1, “Independence Discussions With Audit Committees”, and has discussed with KPMG LLP its independence from the company.

In reliance on the reviews and discussions with management of the company and KPMG LLP referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission.

The Audit Committee reviewed management’s process to assess the adequacy of the company’s system of internal control over financial reporting and management’s conclusions on the effectiveness of the company’s internal control over financial reporting. The Audit Committee also discussed with KPMG LLP their evaluation of the company’s system of internal control over financial reporting.

It is the responsibility of the company’s management to plan and conduct audits and determine that the company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. In giving its recommendation to the Board of Directors, the Audit Committee has relied on management’s representation that such financial statements have been prepared in conformity with generally accepted accounting principles, and the reports of the company’s independent accountants with respect to such financial statements.

Audit Committee
Ray J. Groves, Chair
W. Roy Dunbar
S. Malcolm Gillis
Edward A. Kangas

PROPOSAL 3: RE-APPROVAL OF 2003 INCENTIVE PLAN

The 2003 Incentive Plan of Electronic Data Systems Corporation (the “Incentive Plan”) was most recently approved by shareholders in 2003. The Incentive Plan provides for the payment of annual bonus and long-term incentive compensation in a manner that may allow certain of such payments to qualify as “performance-based” under Section 162(m) of the Internal Revenue Code (the “Code”). Under current law, Section 162(m) limits our ability to deduct compensation of more than $1 million paid to our Chief Executive Officer and three other most highly compensated executive officers, other than the Chief Financial Officer. However, compensation which qualifies as “performance-based” is exempt from such $1 million deduction limitation. In order to qualify as “performance-based,” among other requirements the compensation must be paid solely on account of the attainment of one or more pre-established objective performance goals and the material terms of such goals (including the business criteria on which such goals are based) must be disclosed to and subsequently approved by our shareholders every five years. Accordingly, we are seeking shareholder approval of the terms of the Incentive Plan to allow certain awards under that plan to continue to qualify as performance-based compensation for purposes of Section 162(m). We are not seeking to increase the number of shares of common stock available for awards under the Incentive Plan or make any other material amendment to the Incentive Plan.

As of December 31, 2007, approximately 2,000 employees were eligible to participate in the Incentive Plan. In addition, our non-employee directors may elect to receive restricted stock under the Incentive Plan in lieu of all or part of their director fees as described under “Non-Employee Director Compensation” below. At December 31, 2007, we had 10 non-employee directors.

The material terms of the Incentive Plan are described below.

Administration. The Incentive Plan is administered by the CBC, which is comprised solely of non-employee directors. The CBC establishes the terms and conditions of awards granted under the Incentive Plan, subject to certain limitations in the plan. The CBC may delegate to the Chief Executive Officer and to other senior officers its duties under the Incentive Plan, except that no such delegation may be made in the case of actions with respect to participants who are now or may be, in the estimation of the CBC, subject to Section 16 of the Securities Exchange Act of 1934 or who are or may be “covered employees” under Section 162(m).

Employee Awards. The CBC may grant awards to employees under the Incentive Plan in the form of stock options, stock appreciation rights (“SARs”), other stock awards or cash awards. Stock options may be an incentive stock option, which complies with Section 422 of the Code, or a nonqualified stock option. SARs are rights to receive a payment, in cash or common stock, equal to the excess of the fair market value or other specified valuation of a number of shares of common stock on the date the rights are exercised over a specified strike price. SARs may be granted singly or in combination with an underlying stock option under the Incentive Plan. The CBC may also grant other stock awards in the form of shares of common stock or awards denominated in units of common stock. The CBC may include dividends or dividend equivalents as part of a stock award. The CBC may also grant a cash award under the Incentive Plan. The terms of any stock option, SAR, other stock award or cash award granted under the Incentive Plan will be established by the CBC, provided that the exercise price of any stock option may not be less than the fair market value of the common stock on the date of grant.

Business Criteria for Performance Awards. The CBC may elect to grant any of the foregoing employee awards in the form of a performance award subject to the attainment of one or more performance goals. A performance award will be paid, vested or otherwise deliverable solely upon the attainment of one or more pre-established, objective performance goals established by the CBC. A performance goal may be based upon one or more business criteria that apply to the employee, one or more business units of EDS or EDS as a whole, and may include one or more of the following criteria: revenue, net income, common stock price, stockholder return, stockholder value, economic value, earnings per share, market performance, return on net assets, return on equity, earnings, operating profits, free cash flow, free cash flow per share, working capital, revenue, organic revenue, costs, new business contract values, and/or such other financial, accounting or quantitative metric determined by the CBC. A performance goal may include or exclude items to measure specific objectives, including, without limitation, extraordinary or other non-recurring items, acquisitions and divestitures, internal restructuring and reorganizations, accounting charges and effects of accounting changes. A performance goal will be established by the CBC prior to the earlier of (x) 90 days after the start of the period of service to which the goal relates and (y) the lapse of 25% of the period of service, but in any event while the outcome is substantially uncertain. The CBC has no discretion to increase the amount of a performance award that is payable, vested, or otherwise deliverable under the Incentive Plan to an employee who is or, in the estimation of the CBC may be, a “covered employee” under Section 162(m) of the Code. In the case of an employee who is not a “covered employee” under Section 162(m) of the Code, a performance award that is payable, vested or otherwise deliverable under the Incentive Plan may be increased or decreased depending on the employee’s satisfaction of one or more objective or non-objective individual goals established from time to time by our management.

Maximums. In any one calendar year, no individual may receive awards under the Plan consisting of options or SARs that are exercisable for more than 2,000,000 shares, or awards consisting of common stock or units denominated in common stock covering more than 500,000 shares, or a cash award in excess of $6,000,000.

Awards to Executive Officers. The amount of any cash award to be paid, and the number of shares of common stock subject to any stock option, SAR or other stock award to be granted, in the future to our current and future executive officers and other employees under the Incentive Plan cannot be determined at this time, as actual amounts will be based on the discretion of the CBC in determining the awards and actual performance. Currently, our executive officers and other senior leaders are eligible for an annual cash bonus under the Corporate Bonus Plan, which has been established as a cash performance award under the Incentive Plan. In addition, for 2007 our long-term incentive compensation program for executive officers was comprised of annual awards of performance-based restricted stock units and non-qualified stock options under the Incentive Plan. An executive officer may also receive a supplemental time or performance-vesting restricted stock award under the Incentive Plan. The following table sets forth the cash bonus under the Corporate Bonus Plan for 2007 performance and number of shares subject to stock option and restricted stock awards granted in 2007 under the Incentive Plan to the named executive officers listed in the Summary Compensation Table below, all executive officers as a group, all non-employee directors and all other employees.

	CBP Award for 2007 Performance		Stock Options		Restricted Stock
Named Executive Officers	(a	)	(b	)	(b	)
All Executive Officers	$7,412,669		2,578,000		1,022,536
Non-Employee Directors	—		—		15,440
All Other Employees	$90,755,566		60,000		7,878,781

(a)	The bonus paid to the named executive officers under the Corporate Bonus Plan for 2007 performance is set forth under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table below.
(b)	The number of shares subject to stock options and restricted stock awards granted under the Incentive Plan in 2007 and the terms of such awards are set forth in the Grants of Plan-Based Awards Table below.

This proposal does not preclude the CBC from changing any element of our executive compensation program or making any payment or granting any award that does not qualify for tax deductibility under Section 162(m).

Non-Employee Director Awards. A non-employee director may make an annual election to receive all or a portion of his or her director’s fees in the form of a restricted stock award under the Incentive Plan. See “Non-Employee Director Compensation” below for a description of the calculation of the number of shares of restricted stock to be issued to non-employee directors who make this election and the vesting and other terms of such awards. The number of shares of restricted stock to be awarded to non-employee directors in the future under the Incentive Plan cannot be determined because any such awards will be on an elective basis. See the “Non-Employee Director Summary Compensation Table” below for the compensation elected to be taken in the form of restricted stock under the Incentive Plan by non-employee directors in respect of service during 2007.

Shares Available for Awards. As of December 31, 2007, 48,981,817 shares of common stock were available for awards under the Incentive Plan (of which 168,652 shares were available for awards to non-employee directors and the remainder was available for awards to employees) and 42,558,771 shares were subject to outstanding awards. The number of shares subject to awards that are forfeited or terminated, expire unexercised, are settled in cash in lieu of common stock or in a manner such that all or some of the shares covered thereby are not issued, or are exchanged for awards that do not involve common stock, will again immediately become available for awards under the Incentive Plan.

Amendment. Subject to applicable NYSE listing rules concerning shareholder approval of material amendments to equity plans, the Board may amend, modify, suspend or terminate the Incentive Plan for the purpose of addressing any changes in legal requirements or for any other purpose permitted by law, except that no amendment that would impair the rights of any participant with respect to any award may be made without the consent of such participant.

U.S. Federal Income Tax Consequences. The material U.S. federal income tax consequences to EDS and its employees and non-employee directors of the grant and exercise of awards under existing and applicable provisions of the Code and regulations will generally be as set forth below. This summary does not purport to be complete, and does not cover, among other things, state, local and international tax treatment.

The grant of an incentive stock option or a nonqualified stock option would not result in income for the grantee or in a tax deduction for EDS. The exercise of a nonqualified stock option would result in ordinary income for the grantee and a tax deduction for EDS measured by the difference between the option price and the fair market value of the shares received at the time of exercise. Income tax withholding would be required for employees. The exercise of an incentive stock option would not result in ordinary income for the grantee if the grantee (i) does not dispose of the shares within two years from the date of option grant or one year from the date of option exercise, and (ii) is an employee of EDS or a subsidiary from the date of grant and through and until three months before the exercise date. If these requirements are met, the basis of the shares upon later disposition would be the option price. Any gain will be taxed to the grantee as long-term capital gain and EDS would not be entitled to a deduction. The excess of the market value of the shares on the exercise date over the option price is an item of tax preference, potentially subject to the alternative minimum tax. If the grantee disposes of the shares prior to the expiration of either of the holding periods, the grantee would recognize ordinary income and EDS would be entitled to a deduction equal to the lesser of the fair market value of the shares on the exercise date minus the option price or the amount realized on disposition minus the option price. Any gain in excess of the ordinary income portion would be taxable as long-term or short-term capital gain.

The grant of a SAR would not result in income for the grantee or in a deduction for EDS. Upon the exercise of a SAR, the grantee would recognize ordinary income and EDS would be entitled to a deduction measured by the fair market value of the shares plus any cash received. Income tax withholding would be required for employees.

A grantee will recognize ordinary income upon receipt of cash pursuant to a cash award or performance award. A grantee will not have taxable income upon the grant of a stock award in the form of units denominated in common stock, but rather will generally recognize ordinary income at the time he or she receives common stock or cash in satisfaction of such award in an amount equal to the fair market value of the common stock or cash received. In general, a grantee will recognize ordinary income as a result of the receipt of common stock pursuant to a stock award or performance award in an amount equal to the fair market value of the common stock when it is received, although if the stock is not transferable and is subject to a substantial risk of forfeiture when received, the grantee will recognize ordinary income in an amount equal to the fair market value of the common stock when it first becomes transferable or is no longer subject to a substantial risk of forfeiture. Income tax withholding would be required for employees.

The Board of Directors recommends a vote “FOR” the approval of the terms of the Incentive Plan.

PROPOSAL 4: AMEND CERTIFICATE OF INCORPORATION TO ALLOW 25% OF SHAREHOLDERS TO CALL A SPECIAL MEETING

Article SIXTH of our Restated Certificate of Incorporation provides that special meetings of shareholders may be called at any time only by the Chairman of the Board or by a majority of the Board of Directors, and no such special meeting may be called by any other person or persons. The Board of Directors has adopted resolutions, subject to shareholder approval, approving and declaring the advisability of an amendment to our Restated Certificate of Incorporation to allow the holders of not less than 25% of our outstanding common stock to call a special meeting of shareholders. The following reflects the manner in which Article SIXTH of the Restated Certificate of Incorporation will be amended if this proposal is approved by shareholders, with deletions indicated by strikeout and additions indicated by underline:

SIXTH: No action required to be taken or that may be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, and the power of the stockholders of the Corporation to consent in writing to the taking of any action by written consent without a meeting is specifically denied, except for action by unanimous written consent, which is expressly allowed. Unless otherwise provided by the DGCL, by the Restated Certificate of Incorporation or by any provisions established pursuant to Article FOURTH hereof with respect to the rights of holders of one or more outstanding series of Preferred Stock, special meetings of the stockholders of the Corporation may be called at any time only by the Chairman of the Board of Directors of the Corporation, or by the Board of Directors pursuant to a resolution approved by the affirmative vote of at least a majority of the Whole Board, or by the written request of the holders of record not less than twenty-five percent (25%) of the shares of Common Stock then outstanding and entitled to vote at such special meeting, and no such special meeting may be called by any other person or persons.

The Board of Directors is committed to principles of corporate democracy and is mindful of the approval at our 2007 annual meeting of the proposal to allow the holders of 10-25% of our outstanding common stock shareholders to call a special meeting. Following careful consideration of the implications of this proposal, the Board, upon the recommendation of the Governance Committee, has determined that it is appropriate to propose an amendment to our Restated Certificate of Incorporation to allow the holders of not less than 25% of our outstanding common stock to call a special meeting. The Board believes that establishing an ownership threshold of 25% for the right to call a special meeting strikes a reasonable balance between enhancing shareholder rights and protecting against the risk that a small minority of shareholders could trigger a special meeting and the resulting expense and disruption to our business. We will continue to have in place our existing governance mechanisms which afford management and the Board the ability to respond to proposals and concerns of all shareholders regardless of the level of share ownership.

Our Bylaws also currently provide that a special meeting of shareholders may be called only by the Chairman or a majority of the Board of Directors. If this proposal is approved, our Bylaws will be amended to allow the holders of not less than 25% of our outstanding common stock to call a special meeting of shareholders. The Bylaws would also be amended to provide for advance notice procedures for the special meeting similar to those currently in place for shareholders to bring an item of business for an annual meeting and to provide that the request for a special meeting for an item of business shall not be accepted if it is delivered between the 61st day after the earliest date of a request for an identical or substantially similar item and ending one year after such date, an identical or substantially similar item of business will be submitted for approval at a shareholder meeting within 90 days of such request, or it has been presented at the most recent annual shareholder meeting or any special meeting held within one year of such request.

The Board of Directors recommends a vote “FOR” the proposal to amend the Restated Certificate of Incorporation to allow the holders of 25% of our outstanding common stock to call a special meeting.

SHAREHOLDER PROPOSAL

We expect Proposal 5 to be presented by a shareholder at the Annual Meeting. The proposal may contain assertions that we believe are incorrect. We have not attempted to refute any inaccuracy. However, the Board has recommended a vote against this proposal for the broader policy reasons set forth following the proposal.

PROPOSAL 5: SHAREHOLDER PROPOSAL REGARDING SHAREHOLDER SAY ON EXECUTIVE PAY

John Chevedden, as proxy for William Steiner, has advised us that he intends to present the following resolution at the Annual Meeting:

RESOLVED, that shareholders of our company request our board of directors to adopt a policy to give shareholders the opportunity at each annual shareholder meeting to vote on an advisory resolution, proposed by management, to ratify the compensation of the named executive officers (NEOs) set forth in the proxy statement’s Summary Compensation Table (SCT) and the accompanying narrative disclosure of material factors provided to understand the SCT (but not the Compensation Discussion and Analysis). The proposal submitted to shareholders should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any NEO.

Investors are increasingly concerned about mushrooming executive pay which often appears to be insufficiently aligned with the creation of shareholder value. As a result, in 2007 shareholders filed more than 60 “say on pay” resolutions with companies, averaging a 42% vote. In fact, seven resolutions exceeded a majority vote. Verizon Communications (VZ) and Aflac (AFL) decided to present such a resolution to a shareholder vote. A bill to provide for annual advisory votes on executive pay passed in the U.S. House of Representatives by a 2-to-1 margin.

Public companies in the United Kingdom allow shareholders to cast an advisory vote on executive compensation. Such a vote gives shareholders a clear voice that could help shape senior executive compensation.

The advantage of adopting this proposal should also be considered in the context of our company’s overall corporate governance. For instance in 2007 the following governance status was reported (and certain concerns are noted):

•	We had no Independent Chairman – Independent oversight concern.

•	Three directors were inside directors – Independence concern.

•	Ms. Hancock and Mr. Yost received about 4-times as many withhold votes in 2007 as our other directors.

•

Two directors were designated “Accelerated Vesting” directors by The Corporate Library http://www.thecorporatelibrary.com, an independent investment research firm, due to a director’s involvement with a board that accelerated stock option vesting to avoid recognizing the corresponding expense: Mr. Yost; Mr. Sims

Additionally:

•	Five directors served on 7 boards rated D by the Corporate Library:

1) Mr. Groves	Boston Scientific (BSX)
2) Ms. Hancock	Colgate-Palmolive (CL)
3) Mr. Kangas	Hovnanian Enterprises (HOV)
Eclipsys Corp.
4) Mr. Yost	AmerisourceBergen (ABC)
5) Mr. Gillis	Service Corp. (SCI)
Halliburton (HAL)

•	We had no shareholder right to:

1) Cumulative voting.
2) To act by written consent.
3) To call a special meeting.

The above status shows there is room for improvement and reinforces the reason to seek improvement on one important issue and vote yes:

Shareholder Say on Executive Pay

Yes on 5

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

We believe the most effective way for our shareholders to communicate their opinions regarding our executive compensation programs and practices to our Board is to e-mail them directly at BoardCommunications@eds.com or write to the Presiding Director, c/o Corporate Secretary, 5400 Legacy Drive, Mail Stop H3-3A-05, Plano, Texas 75024. EDS communicates regularly with our large shareholders to discuss important issues, including significant changes in executive compensation practices and policies. We take our shareholders’ input seriously and have made substantial changes based on their input. An example is the CBC’s decision in 2005 to redesign our long-term incentive compensation program for executive officers, which reflected input received from shareholders.

Unlike the valuable input we receive through direct communication with our shareholders, we do not believe a yearly, backward-looking “yes” or “no” vote on our compensation disclosure would provide the CBC with meaningful insight into our shareholders’ specific perspectives regarding our executive compensation policies and practices that the CBC could use to improve our executive compensation program. Instead, an advisory vote would require the CBC to speculate about the meaning of shareholder approval or disapproval. For example, a negative vote could be interpreted by the CBC as shareholders not approving the amount of compensation awarded to a particular individual, when in reality shareholders may be expressing displeasure with a particular type of compensation (such as equity awards or specific perquisites), or it could signify displeasure with the format or level of disclosure in the summary compensation table and accompanying narrative disclosure. As a consequence, the CBC may take action based on its interpretation and not address shareholder concerns.

After careful consideration of the proposal, the Board of Directors does not believe this proposal would be in the best interests of EDS and its shareholders. Shareholders already have more effective and direct means of communicating their concerns to EDS. The proposal would provide a relatively ineffective and potentially counter-productive vehicle for shareholders to express their views on this important subject.

Accordingly, the Board unanimously recommends a vote AGAINST this proposal.

Stock Ownership of Management and Certain Beneficial Owners

Stock Ownership of Directors and Executive Officers. The following table sets forth the number of shares of our common stock beneficially owned as of January 31, 2008, by (a) each director of EDS; (b) each current and former executive officer named in the Summary Compensation Table below; and (c) all current directors and executive officers as a group. Each of the individuals/groups listed below is the owner of less than one percent of our outstanding common stock.

Name	Amount and Nature of Beneficial Ownership
W. Roy Dunbar	15,257	(b)(c)
Martin C. Faga	5,986	(b)
S. Malcolm Gillis	7,229	(b)(c)
Ray J. Groves	91,462	(a)(b)
Ellen M. Hancock	46,550	(a)(b)(c)
Ray L. Hunt	150,109	(a)(b)
Edward A. Kangas	19,674	(b)
James K. Sims	11,970	(b)
R. David Yost	25,924	(b)
Ernesto Zedillo	2,455	(b)
Ronald A. Rittenmeyer	78,184	(c)(d)(e)
Jeffrey M. Heller	998,154	(a)(c)(d)(e)
Charles S. Feld	375,180	(a)(c)(d)(e)
William G. Thomas	180,644	(a)(c)(d)
Ronald P. Vargo	56,616	(a)(c)(d)(e)
Directors and executive officers as a group (18 persons)	2,490,655	(a)-(e)
Michael H. Jordan	1,777,080	(f)
Paul W. Currie	369,000	(g)

(a)	Includes shares of common stock which may be acquired on or before March 31, 2008, through the exercise of stock options as follows: Mr. Groves—23,016 shares; Ms. Hancock—19,662 shares; Mr. Hunt—30,502 shares; Mr. Rittenmeyer—75,000 shares; Mr. Heller—510,000 shares; Mr. Feld—369,838 shares; Mr. Thomas—159,249 shares; Mr. Vargo—40,000 shares; and all directors and executive officers as a group—1,602,067 shares. Does not include shares subject to options vesting after March 31, 2008, regardless of whether such options may vest prior to that date if the share price appreciates to specified levels.
(b)	Includes compensation deferrals treated as phantom stock under the Non-Employee Director Deferred Compensation Plan as follows: Mr. Dunbar—8,757 shares; Mr. Faga—5,986 shares; Dr. Gillis—5,898 shares; Mr. Groves—66,186 shares; Ms. Hancock—21,631 shares; Mr. Hunt—55,519 shares; Mr. Kangas—19,674 shares; Mr. Sims—11,970 shares; Mr. Yost—20,924 shares; and Dr. Zedillo—2,455 shares.
(c)	Excludes unvested restricted stock units granted under the Incentive Plan as follows: Mr. Dunbar—14,789 units; Dr. Gillis—6,451 units; Ms. Hancock—8,921 units; Mr. Rittenmeyer——373,462 units; Mr. Heller——384,000 units; Mr. Feld—288,895 units; Mr. Thomas—121,000 units; Mr. Vargo—125,998 units; and all directors and executive officers as a group—1,724,272 units. The units will vest (subject to earlier vesting based on EDS’ achievement of performance goals) during the period from 2008 through the earlier of normal retirement or 2011, subject to earlier vesting under the terms of agreements with certain executives described below.
(d)	Includes vested compensation deferrals treated as invested in common stock under the Executive Deferral Plan (“EDP”) or, with respect to Mr. Thomas, the United Kingdom Executive Deferral Plan as follows: Mr. Rittenmeyer—199.28 shares; Mr. Heller—18,121.10 shares; Mr. Feld—1,366.59 shares; Mr. Thomas—5,512.10 shares; Mr. Vargo—1,274.22 shares; and all executive officers as a group—39,096.98 shares.
(e)	Includes vested compensation deferrals treated as invested in common stock under the 401(k) Plan as follows: Mr. Rittenmeyer—72.68 shares; Mr. Heller—587.18 shares; Mr. Feld—405.35 shares; Mr. Vargo—454.45 shares; and all executive officers as a group—7,646.77 shares.

(f)	Mr. Jordan served as Chief Executive Officer until August 31, 2007 and as Chairman of the Board and a director until December 31, 2007. He is currently Chairman Emeritus. His share ownership is not included in the amounts reported above for all directors and executive officers as a group as of January 31, 2008. The total amount reported for him includes 1,623,334 shares of common stock which may be acquired on or before March 31, 2008, through the exercise of stock options, 7,927 vested compensation deferrals treated as invested in common stock under the EDP and 494 vested compensation deferrals treated as invested in common stock under the 401(k) Plan, and excludes 710,000 unvested restricted stock units granted under the Incentive Plan.
(g)	Mr. Currie was separated from EDS effective August 31, 2007. The total amount reported for him includes 369,000 shares of common stock which may be acquired on or before March 31, 2008, through the exercise of stock options.

Stock Ownership of Certain Beneficial Owners. Based on a review of filings with the SEC, we are aware of the following beneficial owners of more than 5% of the outstanding common stock at December 31, 2007:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Common Stock Outstanding
Dodge & Cox 555 California St., 40th Floor San Francisco, CA 94104	61,743,990	(a)	12.1%
Hotchkiss and Wiley Capital Management, LLC 725 S. Figueroa St, 39th Floor Los Angeles, CA 90017	58,125,150	(b)	11.4%
Barclays Global Investors, NA (c) 45 Fremont Street San Francisco, CA 94105	51,593,920	(c)	10.1%
Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403	32,797,811	(d)	6.4%
State Street Bank and Trust Company 225 Franklin Street Boston, MA 02110	32,297,664	(e)	6.3%

(a)	Dodge & Cox reported sole voting power over 58,569,790 shares, shared voting power over 144,400 shares, and sole dispositive power over all shares beneficially owned.
(b)	Hotchkiss and Wiley reported sole voting power over 41,232,650 shares and sole dispositive power over all shares beneficially owned.
(c)	Barclays Global Investors and affiliated entities reported sole voting power over 44,444,186 shares and sole dispositive power over all shares beneficially owned.
(d)	Franklin Resources reported sole voting power over 29,869,047 shares, sole dispositive power over 32,733,369 shares and shared dispositive power over 64,442 shares beneficially owned.
(e)	State Street reported sole voting power over 20,270,387 shares, shared voting power over 12,027,277 shares, and shared dispositive power over all shares beneficially owned.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors and executive officers are required under the Exchange Act to file with the SEC reports of ownership and changes in ownership in their holdings of common stock. We assist such persons with these filings. Based on an examination of these reports and on written representations provided to us, we believe that all such reports were timely filed in 2007, other than the Form 4 related to tax withholding in connection with the March 2, 2007, vesting of restricted stock units held by William G. Thomas and Jeffrey D. Kelly.

Non-Employee Director Compensation

Our compensation program for non-employee directors is designed to attract and retain qualified directors by offering compensation that is competitive with other large, global companies and recognizes the time, expertise and accountability required by Board service. Each year, the CBC reviews the current compensation program as well as director compensation data prepared by an external consulting firm. Based upon this review, the CBC recommends to the full Board of Directors what changes, if any, should be made to the director compensation program. The Board must approve any changes to the director compensation program.

Non-employee directors receive an annual cash retainer of $200,000 and an additional $15,000 for serving as chairperson of one of the Board’s three standing committees. No additional fees are paid for attending Board or Board committee meetings. Directors are also reimbursed for travel and out-of-pocket expenses incurred in connection with their service. We do not provide retirement benefits, perquisites or other benefits to non-employee directors. Director compensation is paid at the commencement of each annual director compensation period, which begins at the Annual Meeting of Shareholders in April.

Directors may elect to receive their annual compensation in one or a combination of the following three forms:

•	deferral to an interest bearing account and/or a “phantom” EDS stock unit account;

•	restricted stock; or

•	cash.

Compensation deferred into the interest bearing account earns interest at an annual rate equal to 120% of the applicable federal long-term rate published by the Internal Revenue Service (“IRS”). The number of units/shares granted is determined by dividing 110% of the elected compensation amount by the fair market value (average of the high and low trading prices) of EDS common stock on the date of grant. Compensation deferred into EDS stock units or granted as restricted stock receives a 10% premium to encourage directors to elect EDS equity as a form of compensation. Compensation elected in the form of deferred compensation vests immediately while restricted stock vests ratably over three years. With respect to both stock units and restricted stock, dividend equivalents are awarded at the same time and at the same rate as paid to EDS shareholders. If a director’s service terminates prior to completing 24 months of service (except due to death or disability), a pro-rata portion of cash, deferred compensation and/or restricted stock paid in respect of the compensation year in which the director’s service ended (based on months of service) will be forfeited, or, with respect to cash compensation, returned to EDS. If the director’s service terminated due to death or disability, compensation will not be forfeited and any restricted stock will vest immediately.

A director’s deferred account balance is distributed in cash following separation from the Board. At the director’s election, the account balance can be distributed in a lump sum or annually in either three or five installments beginning on a director’s last day of service. The value of a director’s stock unit account for purposes of distribution is based on the fair market value of EDS common stock on the last day of Board service. This amount is converted to the interest bearing account if a director elects the installment option.

Directors are subject to stock ownership guidelines under which they will be expected to hold EDS equity valued at not less than $400,000 by the later to occur of (i) our Annual Meeting of Shareholders in 2009 or (ii) five years from their election to the Board.

In October 2007, the Board approved certain modifications to the director compensation program beginning with the 2008/2009 director compensation year. In addition to the compensation outlined above, each director will also receive a $50,000 annual equity retainer to be granted in any combination of a restricted stock award or phantom stock units, at the annual election of each director. The chairperson of each of the Board’s three standing committees will also receive an additional $5,000 equity retainer to be granted in any combination of a restricted stock award or phantom stock units, at the election of each director. The Board also approved increasing the stock ownership guidelines for each director from $400,000 ($430,000 for committee chairpersons) to $500,000 ($540,000 for committee chairpersons) effective with the 2008/2009 director compensation year.

The following table sets forth the compensation paid to non-employee directors in 2007. The cash amounts reported represent compensation for the 2007/2008 director compensation year and were paid at the commencement of such period, or for directors appointed thereafter, on a pro-rated basis.

Non-Employee Director Summary Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards (c)	All Other Compensation	Total
W. Roy Dunbar	$0	$175,931	$0	$175,931
Roger A. Enrico (a)	0	0	0	0
Martin C. Faga	100,000	110,014	0	210,014
S. Malcolm Gillis	60,000	83,125	0	143,125
Ray J. Groves	0	236,519	0	236,519
Ellen M. Hancock	0	239,477	0	239,477
Ray L. Hunt	0	220,027	0	220,027
Edward A. Kangas	107,500	118,260	0	225,760
James K. Sims	0	220,027	0	220,027
R. David Yost	0	220,027	0	220,027
Ernesto Zedillo (b)	49,726	51,980	0	101,706

(a)	Mr. Enrico’s service as a director ended on April 17, 2007. His compensation for the 2006/2007 director compensation year was paid in 2006 and is not reported above.
(b)	Compensation for Dr. Zedillo was prorated based on his service commencement date of October 17, 2007.
(c)	Amounts reported reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, calculated in accordance with FAS 123R. We refer you to the discussion of the assumptions used in such valuation in Note 11 to the Consolidated Financial Statements in our Form 10-K for the year ended December 31, 2007 (“2007 Form 10-K”). During 2007, each director was granted the following stock awards: Mr. Dunbar – 7,578 restricted stock units with a fair value of $220,027; Mr. Faga – 3,789 phantom stock units with a fair value of $110,014; Dr. Gillis – 3,789 restricted stock units with a fair value of $110,014 and 758 phantom stock units with a fair value of $22,009; Mr. Groves – 8,146 phantom stock units with a fair value of $236,519; Ms. Hancock – 4,073 restricted stock units with a fair value of $118,260 and 4,073 phantom stock units with a fair value of $118,260; Mr. Hunt – 7,578 phantom stock units with a fair value of $220,027; Mr. Kangas – 4,073 phantom stock units with a fair value of $118,260; Mr. Sims – 7,578 phantom stock units with a fair value of $220,027; Mr. Yost – 7,578 phantom stock units with a fair value of $220,027; and Dr. Zedillo – 2,449 phantom stock units with a fair value of $51,980.

Executive Compensation

Compensation Discussion and Analysis

Executive Compensation Program Objectives

The primary objectives of our executive compensation program are to attract and retain accomplished and high-potential executives and to motivate those executives to achieve short- and long-term goals with the ultimate objective of creating sustainable improvements in shareholder value. Consistent with that objective, our executive compensation program includes both annual incentive and stock based-compensation that rewards performance as measured against the achievement of short- and long-term goals designed to align executives’ interest with those of our shareholders.

We seek to attract and retain executives by offering total compensation competitive with the market in which we compete for executive talent. We believe that market is broader than the information technology (“IT”) industry in which we operate. Accordingly, the Compensation and Benefits Committee (“CBC”) reviews survey data from two comparator groups furnished by an external consulting firm. One group consists of large global corporations similar in revenue and/or market capitalization to EDS, most of which are outside the IT industry, with a sector weighting similar to the composition of the S&P 500 (“General Industry Comparator Group”). For 2007, this group consisted of 31 companies with median 2006 annual revenues of approximately $28.7 billion. The second group consisted of 21 companies in the IT and related industries with median 2006 annual revenues of approximately $24.0 billion. The CBC reviews these comparator groups annually to ensure they are a representative cross-section of the businesses with which we compete for executive talent, and approves any changes to the companies that comprise each comparator group. For 2007, the list of comparator companies were:

General Industry Comparator Companies
Alcoa, Inc.	ConocoPhillips	Lockheed Martin
Ameriprise Financial	Countrywide Financial	Marriott International
Apple Computer	Duke Energy	McKesson
Automatic Data Processing	General Motors	MetLife
Baxter International	Hartford Financial Services	Motorola
Best Buy	Hess	Nortel Networks
Boeing	Hewlett-Packard	Occidental Petroleum
Bristol-Myers Squibb	Honeywell International	PepsiCo
Capital One Financial	International Business Machines	Prudential Financial
Colgate-Palmolive	Kellogg	SAFECO
UnitedHealth Group

Information Technology Comparator Companies
Accenture	First Data	Sprint Nextel
Apple Computer	Hewlett-Packard	Sun Microsystems
AT&T	International Business Machines	Texas Instruments
Cisco Systems	L-3 Communications	Unisys
Convergys	Microsoft	United Technologies
Dell	Qwest Communications	Verizon Communications
EMC	Siemens	Xerox

In October 2007, the CBC reviewed EDS’ comparator groups for 2008 and approved changes in the composition of both groups. Apple Computer, ConocoPhillips, General Motors, Hartford Financial Services, and UnitedHealth Group were removed from the General Industry Comparator Group and replaced with Abbott Laboratories, J.C. Penney, Oracle, Sunoco and Travelers Companies. Apple Computer and First Data were removed from the Information Technology Comparator Group and replaced with Computer Sciences, Intel and Oracle.

The combination of base salary and annual and long-term incentive programs is designed to provide a balanced total compensation opportunity that rewards executives for the quality of both their short- and long-term performance and decisions. The mix of these components is designed to provide competitive levels of fixed compensation (e.g., base salary) with the remaining majority of compensation varying based on company, business unit or individual performance.

To motivate our executives to achieve short- and long-term goals designed to create sustainable shareholder value, we structure our annual bonus and long-term incentive programs to pay above the 50th percentile of the comparator groups when EDS exceeds such goals and below the 50th percentile when these goals are not achieved.

Our annual bonus program is designed to motivate executives to achieve short-term goals established by the CBC by linking the payment of an annual cash bonus to achievement of these goals. For our named executive officers, in 2007 the short-term goals related to earnings per share, free cash flow and revenue. We refer you to the discussion of “Annual Bonus” under “Elements of Compensation” below for a description of the performance goals established for each metric, the relative weightings assigned to each metric, the factors considered by the CBC in establishing such goals for 2007, why we believe the achievement of such goals helps create sustainable shareholder value, and how individual executive performance is used by the CBC to determine actual payouts.

For 2007, our long-term incentive compensation program was designed to motivate executives to achieve long-term goals through the grant of stock options as well as performance-based restricted stock units (“P-RSUs”), the vesting of which is dependent on our achievement of three-year goals approved by the CBC. For the “named executive officers” in the Summary Compensation Table below, the long-term metrics for the 2007 P-RSU grant related to three-year compound annual growth in free cash flow per share, return on net assets and top-line revenue growth for the three-year period that began on January 1, 2007. We refer you to the discussion of “Long-Term Incentive Compensation” under “Elements of Compensation” below for a description of the relative weighting assigned to each metric, the factors considered by the CBC in establishing such goals for the three-year performance period and why we believe the achievement of such goals helps create sustainable shareholder value.

This Compensation Discussion and Analysis sets forth all material factors considered by the CBC in determining executive compensation.

Role of the CBC and Management in Executive Compensation

The CBC determines the total compensation of our CEO and all other executive officers and oversees the design and administration of compensation and benefit plans for all EDS employees. The CBC is responsible for the review, establishment and approval of:

•	executive compensation and benefits strategy, programs and policies;

•	goals and objectives related to CEO performance, evaluating the CEO’s performance relative to such goals and objectives and approving the CEO’s total compensation based on such performance;

•	salary, annual bonus, equity-based compensation and other remuneration for executive officers;

•	performance metrics and goals for any performance-based cash or equity incentive compensation plan in which executive officers participate;

•	design of all compensation plans that include EDS equity as a component;

•	severance agreements for executive officers and change-of-control agreements for any EDS employee;

•	significant changes to employee benefit plans; and

•	making recommendations to the full Board regarding non-employee director compensation.

During CBC meetings, our internal human resources personnel present topical issues for discussion and education as well as specific recommendations for review. Certain executive officers, including the Chairman, President and CEO, and the Senior Executive Vice President and Chief Administrative Officer, attend a portion of most regularly scheduled CBC meetings, excluding executive sessions. The CBC also obtains input from our legal, finance and tax functions, as appropriate, as well as one or more executive compensation consulting firms regarding matters under consideration. The CBC has delegated to management certain responsibilities related to employee benefit matters. The CBC has formed three management committees that (i) oversee the investment of U.S. retirement plan assets and savings plan investment funds, (ii) approve the design/redesign of any employee benefit plan that does not result in a cost greater than $10 million in net present value over five years, and (iii) administer benefit plans for U.S. employees and former employees, their families and beneficiaries. These three committees are made up of EDS employees and report to the CBC on an annual basis. Additionally, the CBC has delegated to management the ability to periodically grant equity compensation to non-executive officers. These grants are generally for new hires, transitions and promotions and cannot exceed certain levels established by the CBC.

The CBC utilizes two consulting firms for executive compensation matters. Mercer Human Resource Consulting (“Mercer”) has been retained by the CBC for advice in connection with the CBC’s periodic review of the CEO’s compensation. Specifically, the CBC requested Mercer to provide advice and recommendations regarding the compensation of Mr. Jordan for 2007 and Mr. Rittenmeyer for 2008. Prior to 2007, EDS management had retained Mercer for assistance in connection with employee benefit design for certain countries outside the United States. Such projects were completed in 2007. To eliminate any potential conflict of interest, at the request of the CBC, EDS management will no longer retain Mercer for any other consulting engagements (excluding purchases of compensation surveys for de minimus amounts). The trustees of certain non-United States pension plans, who are independent and not controlled by EDS, may elect to use Mercer for certain administrative functions. Towers Perrin, which has been retained by management, provides survey market data to the CBC and management on competitive pay practices for executives at and above the Vice President level. Towers Perrin also provides EDS management with consulting advice and services related to the ongoing compliance and administration of its retirement plans globally, the design and communication of its health and welfare benefit plans in select countries where EDS has a significant number of employees, and assistance with due diligence for select acquisitions or other employee transitions. Towers Perrin holds a minority interest in ExcellerateHRO LLP, our human resources outsourcing subsidiary.

Elements of Executive Compensation

In addition to health/welfare benefit plans and programs generally available to all employees, our executive compensation program comprises the following principal elements:

•	base salary

•	annual bonus

•	long-term incentive compensation

•	perquisites

•	deferred compensation/retirement

•	executive severance and change-of-control agreements

In allocating between cash and non-cash compensation, and current and long-term compensation, we utilize the 50 th percentile of the comparator groups described above as a guideline. To consider all elements of compensation in total rather than each element in isolation, management has prepared total compensation “tally sheets” for executive officers for annual review by the CBC since 2005. These tally sheets summarize the value of each compensation element (including base salary, annual bonus, long-term incentive awards, deferred compensation, benefits and perquisites) plus the potential cost to EDS and benefit to the executive officers of change-of-control and severance payments. The CBC uses tally sheets to review the reasonableness of each compensation element, gain a holistic view of the total compensation provided to each executive, review the mix of how compensation is delivered, and provide greater equity in compensation among our executive officers. The CBC also reviews elements of the tally sheets during the year as it makes decisions pertaining to base salary adjustments, setting bonus targets, stock awards, and any changes to executive severance and change-of-control agreements.

Base Salary

We utilize the 50th percentile base salary for each comparator group (adjusted using regression analysis to minimize differences in revenues) for comparable positions as a guideline to establish base salaries for executive officers. However, the CBC may establish an executive officer’s base salary higher or lower than the 50th percentile based on a number of factors, including individual performance, relevant experience, job responsibility, time interval since the last salary adjustment, the weight placed on base salary versus long-term incentive compensation and the executive officer’s salary as compared internally. For example, when Mr. Jordan transitioned from Chairman and Chief Executive Officer to executive Chairman in September 2007, and then to Chairman Emeritus at the end of 2007, the CBC did not adjust his base salary at that time in light of the CBC’s expectations regarding his continued role and plans to significantly reduce other elements of his compensation going forward. However, the CBC will review Mr. Jordan’s base salary again in 2008.

Base salaries are generally reviewed annually during the first quarter and at other times if an executive officer’s responsibilities have materially changed. For example, Mr. Rittenmeyer’s base salary was reviewed and increased in connection with his September 2007 appointment as Chief Executive Officer. Messrs. Vargo, Thomas and Currie received base salary increases effective April 1, 2007, to more closely align with the 50th percentile base salary for comparable executives at our comparator companies. Mr. Vargo’s salary increased from $500,000 to $600,000, Mr. Thomas’ reference salary increased from £335,000 to £370,000 and Mr. Currie’s salary increased from CAD 640,000 to CAD 675,000 No other named executive officer received a base salary increase during 2007.

While we recognize performance-based compensation, such as annual bonus and long-term incentive compensation, more effectively motivates executive officers to achieve corporate goals, we believe the base salary element of total compensation is critical to attract and retain executive talent.

Annual Bonus

Executive officers and other senior leaders are eligible for an annual cash bonus under the Corporate Bonus Plan (“CBP”). The primary purpose of the CBP is to motivate participants to enable the company to achieve short-term financial goals designed to create sustainable shareholder value and reward them to the extent they achieve such goals. The CBP reflects our strategy that a significant portion of total compensation be contingent upon both company performance during the year and the executive’s contribution to that performance. As such, each executive officer is assigned an annual target bonus opportunity (expressed as a percentage of base salary) based on his or her level. For 2007, target bonus opportunity was 120% for Mr. Jordan, 110% for Mr. Rittenmeyer until August 1, 2007, when it was increased to 125%, 110% for Mr. Heller, and 85% for Messrs. Feld, Vargo, Thomas, and Currie. We seek to establish the targeted bonus opportunity using the 50th percentile as a guideline for similar positions at the comparator group companies.

The CBP is first funded for each executive officer based on his or her corresponding target bonus opportunity and corporate and/or regional financial performance relative to goals established by the CBC. The CBC then determines how much of the funded amount is paid to each executive based on its assessment of the officer’s performance during the year relative to individual objectives established at the beginning of the year. The CBC can reduce (but not increase) an executive officer’s funded bonus amount by up to 50%. At the discretion of the CBC, it may provide a supplemental cash and/or stock award to any executive officer outside and in addition to the CBP funded amount based on its assessment of individual performance during the year.

As discussed above, individual performance objectives are established at the beginning of a calendar year for each executive officer. Each executive officer has several performance objectives in four performance categories, including (i) quality and customer satisfaction, (ii) people, (iii) growth, and (iv) efficiency. Objectives are specifically aligned to each executive officer’s area of direct responsibility. At the end of the year, the CEO evaluates the performance of each executive officer relative to his or her specific objectives, and then reports the results and any associated bonus recommendations to the CBC.

CBP funding for 2007 could have ranged from 0 to 200% of target bonus opportunity and was based on financial metrics and goals for corporate, regional and account performance, depending on a participant’s role during the year. Funding for the named executive officers, excluding Mr. Thomas, was based 100% on corporate performance as measured by 2007 earnings per share (“EPS”) (40% weight), free cash flow (40% weight), and revenue (20% weight). Mr. Thomas’ 2007 CBP funding was based 50% on the foregoing corporate performance measures and 50% on EMEA region financial performance as measured by operating profit (20% weight), revenue (10% weight), total contract value (“TCV”) (10% weight) and Days Sales Outstanding (“DSO”) (10% weight). These metrics and weights were chosen because they are measurable, and we believe executive officers can directly impact the results of these metrics, the combination of these metrics are the best indicator of EDS’ performance during a fiscal year, and these goals, if achieved consistently year-after-year, should result in sustained increases to shareholder value. The table below sets forth the corporate performance metrics and goals for the named executive officers under the 2007 CBP.

		Performance Goals
Metric	Weight	Minimum	Target Range		Maximum		Minimum Payout	Target Payout	Maximum Payout
Free Cash Flow	40%	$0.59B	$0.90B - $1.10	B	$1.49	B	0%	40%	80%
EPS	40%	$1.01	$1.55 - $1.65		$2.23		0%	40%	80%
Revenue	20%	$19.6B	$21.8B - $22.8	B	$25.1	B	0%	20%	40%
	100%						0%	100%	200%

We define free cash flow as net cash provided by operating activities, less capital expenditures. Free cash flow is a non-GAAP measure and should be viewed together with our consolidated statement of cash flows. We refer you to the discussion of “Non-GAAP Financial Measures in our 2007 Form 10-K. TCV is the total contract value of new business signed as reported externally by EDS. DSO is defined as receivables balance divided by trailing three months revenue, divided by 90 days.

In funding the CBP, the CBC can adjust actual results to exclude the impact of certain extraordinary items or events to more accurately reflect the overall performance of the management team. Actual results are also automatically adjusted for CBP funding purposes upon certain specified events. For example, free cash flow is automatically adjusted to exclude the impact of any client contract signed after the establishment of such target if the contract incurs negative free cash flow of more than $100 million during that year. Earnings per share is automatically adjusted to exclude the impact of any accounting changes, the impact of any new contract that results in more than $100 million in negative free cash flow during the year, a significant gain or loss on divestiture of business units or assets, and the planned impact of significant acquisitions (with deviations to plan not excluded). Revenue is automatically adjusted to exclude the impact of any new contract that results in more than $100 million in negative free cash flow during the year, acquisitions or divestitures not contemplated in the annual financial plan and the impact of exchange rate deviations from plan rates.

For 2007, the CBP funded in aggregate at 99% of the targeted payout for the named executive officers. This is based on results of $892 million of free cash flow (97.5% of the low end of the target range for free cash flow), $21.8 billion in annual corporate revenue (within the target range for revenue) and EPS of $1.56 (within the target range for EPS). In determining the CBP funded amount, the CBC excluded for EPS purposes the $154 million pre-tax charge in the fourth quarter of 2007 associated with our United States early retirement offer. For Mr. Thomas, this was also based on EMEA operating profit of 97.3% of the target range, 100% of the target range for EMEA revenue, 0% of the target range for EMEA TCV, and 200% of the target range for EMEA DSO.

The CBP payment to each named executive officer for 2007 is reported in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

In addition to the payment of an annual bonus under the CBP, the CBC may provide an additional discretionary payout outside the CBP if an executive’s performance significantly exceeds his or her individual goals. For 2007, the CBC approved an additional discretionary cash bonus to Messrs. Rittenmeyer, Feld, Jordan, Vargo and Thomas to recognize their individual contributions toward the company’s sustained progress during the year. With regard to Mr. Thomas, the CBC also approved an additional discretionary award of deferred stock units (“DSUs”) to recognize his contribution toward his region’s performance during 2007 and provide additional retention incentive. The amount of such discretionary bonuses and DSU bonus grant is reported in the Summary Compensation Table under the “Bonus” column.

For 2008, the CBC approved a change to the CBP so that the bonus for all executive officers will fund based on EDS’ overall performance (measured by EPS, free cash flow and revenue) rather than the combination of corporate and regional performance for 2007 described above. All other aspects of determining individual payouts remain unchanged for 2008.

Long-Term Incentive Compensation

The primary purpose of our long-term incentive compensation program is to motivate executives to achieve long-term goals designed to create sustainable shareholder value and reward them to the extent they achieve such goals. Long-term incentive compensation is delivered through stock-based awards under the Amended and Restated 2003 Incentive Plan (the “Incentive Plan”), which authorizes awards of stock options, stock appreciation rights, restricted stock and other stock-based awards, and the EDS Executive Deferral Plan (the “EDP”).

Since 2005, our long-term incentive compensation program for executive officers has focused on annual stock-based grants in the form of non-qualified stock options and performance-based restricted stock units (“P-RSUs”), with each grant having approximately the same economic value and accounting cost to the company. This strategy was implemented to balance the CBC’s interest in (i) focusing executive officers on long-term metrics that create sustained shareholder value, (ii) addressing shareholder concerns regarding the exclusive use of stock options and shareholder dilution, (iii) more efficiently aligning long-term incentive costs with perceived value, (iv) attracting and retaining talent globally and (v) remaining competitive with market changes and compensation practices.

Stock options vest 100% in three years from the date of grant while P-RSU vesting is variable based on our results during the three-year performance period. The performance metrics for P-RSU grants in 2005 and 2006 were operating margin (50% weight), net asset utilization (25% weight) and organic revenue growth (25% weight). Performance goals for each metric will be adjusted at the end of the performance period to exclude the impact of expensing long-term incentive compensation, changes in accounting principles during the performance period, and significant gains or losses (greater than $100 million) on the divestiture of business units or assets. P-RSU vesting can range from 0 to 200% of the target award. These metrics were chosen because of their relevance to our corporate strategy and objectives for the respective performance periods at the time of grant, the ability of executive officers to impact achievement of the performance goals and our belief that achieving or exceeding these goals should result in sustained increases to shareholder value over the longer-term. For the 2007 P-RSU grants, we changed the performance metrics to free cash flow per share, return on net assets and revenue because of the relevance of these metrics to our corporate strategy and objectives for the three-year performance period beginning on January 1, 2007.

We establish the specific performance targets for each financial metric in the first quarter of each three-year performance period with the intent that (i) the likelihood of a payout at the targeted amount is greater than 50%, (ii) it is likely we will achieve the minimum performance levels required for any payout and (iii) it is unlikely we will achieve the performance levels required for the maximum payout. We also generally establish the performance targets at levels requiring year-over-year financial improvement. Consistent with the foregoing approach, we believe there is a high probability that we will achieve performance over the three-year periods beginning on January 1, 2006 (for the 2006 P-RSU grant) and January 1, 2007 (for the 2007 P-RSU grant) to allow vesting of 70-110% of the target award.

In February 2008, the 2005 P-RSU grant vested at 84.9% of the target award for each named executive officer (see table below). This is based on annual average results for the three-year performance period beginning January 1, 2005 and ending December 31, 2007. During this period, for P-RSU vesting purposes, EDS averaged 4.93% operating margin (excluding the impact of expensing long-term incentive compensation) (96.5% of the target range minimum for operating margin), 1.74 in net asset utilization (100% of the target range), and organic revenue growth of 1.57% (46.2% of the target range minimum). In determining the 2005 P-RSU vesting, the CBC excluded the impact of the fourth quarter 2007 charge associated with our United States early retirement offer discussed above.

		Performance Goals
Metric	Weight	Minimum	Target Range	Maximum	Minimum Vesting	Target Vesting	Maximum Vesting
Operating Margin	50%	3.0%	5.0% - 5.4%	7.4%	0%	50%	100%
Net Asset Utilization	25%	1.64	1.72 -1.80	1.88	0%	25%	50%
Organic Revenue Growth	25%	0%	3.4% - 3.8%	7.2%	0%	25%	50%
	100%				0%	100%	200%

We may periodically grant supplemental time or performance-vesting restricted/deferred stock units or stock options to executive officers. These grants are typically made to attract new executives or as a retention device for current executives. Such awards typically vest over three or four years. For example, in 2007 we granted 171,462 time-vesting restricted stock units (RSUs) to Mr. Rittenmeyer upon his appointment as Chief Executive Officer. We refer you to the description of such awards under the Grants of Plan-Based Awards table below. Additionally, we granted Mr. Jordan 255,000 stock options in December 2007 in lieu of any future cash or equity-based incentive compensation awards related to his future service as Chairman Emeritus.

Dividend equivalents are not paid on unvested P-RSUs but are paid prior to vesting on time-vesting RSUs and deferred stock units (in the form of additional deferred stock units) since they are intended to put the executive in the same economic position as a shareholder from the time of grant.

We consider several factors when establishing the size of long-term incentive compensation grants to executive officers, including long-term incentive compensation awarded within the IT industry comparator group, the number of unvested stock-based awards held by the executive, the executive’s performance during the prior year and the executive’s expected contribution to our long-term performance. Based on these factors, the CBC may decide to increase or decrease an executive’s award relative to the 50th percentile of the IT comparator group. For example, if the value of an executive’s unvested stock-based awards are lower than his or her peers and the executive has performed well during the prior year, the CBC may decide to grant a larger long-term incentive award to help motivate and retain the executive. We also consider the expected shareholder dilution and accounting cost attributable to our long-term incentive programs in establishing the total number of shares/units of common stock we make available through stock-based awards.

It has been our practice to grant stock-based awards to executive officers on an annual basis. Award levels and grant dates are approved by the CBC, and grants are made on or following the date of the CBC’s approval. The CBC will also approve any option grants in connection with the hiring or promotion of an executive officer.

Prior to 2008, we generally granted annual stock-based awards to executive officers on March 15 of each year, with CBC approval of such awards at its regularly scheduled meeting in February. The annual stock option grants have an exercise price equal to the average of the high and low trading prices of our common stock on the date of grant. Grants outside of the annual award process, such as grants to a newly hired or promoted executive officer, generally occur on the first trading day of the month following the date of the hiring or promotion. Stock option grants outside of the annual award process also have an exercise price equal to the average of the high and low trading prices of our common stock on the date of grant.

For 2008, the CBC approved establishment of the annual grant at seven calendar days following the release of full-year earnings. This change was made to more closely align the timing of the annual grant with our annual compensation actions, such as individual performance reviews, base salary increases and annual bonus payments. In addition, the CBC modified the long-term incentive program design to: (i) award the restricted stock unit portion (intended to represent one-half of the total 2008 long-term incentive award value) in equal number of P-RSUs (with a 0-300% vesting opportunity) and time-vesting RSUs (vesting equally over three years); (ii) eliminate the required holding period following vesting of P-RSUs; (iii) eliminate the requirement that any exercise of stock options within 12 months of vesting be for shares only and that such shares be held for such 12-month period, and (iv) provide for accelerated vesting of all equity awards (including DSUs), including awards granted prior to 2008, in the event of an employee’s death or total disability.

Deferred Compensation

The EDP, a non-qualified deferred compensation plan, provides executive officers and other eligible employees the ability to defer base salary and annual bonus compensation into deferred stock units or a fixed income accumulation account. The purpose of this plan is to allow executives the opportunity to accumulate additional ownership of EDS equity, provide a tax-efficient way to defer compensation to future years, and make up for any company match not made in respect of the executive’s 401(k) plan contributions due to IRS limitations.

Retirement

The named executive officers, excluding Mr. Thomas, participate in the same tax-qualified defined benefit retirement plan, the Amended and Restated EDS Retirement Plan (“Retirement Plan”), as other U.S. employees. They also participate in the EDS Benefit Restoration Plan (the “Restoration Plan”), a non-qualified and unfunded retirement plan intended to pay benefits to employees whose benefits under the Retirement Plan are reduced due to certain IRS limitations. Mr. Thomas participates in the U.K. Retirement Plan, a contributory defined benefit retirement plan that was closed to new employees in 2003. The portion of the benefit above the government imposed limits is paid by the company and has been included in the values shown in this disclosure.

We also provide a Supplemental Executive Retirement Plan (“SERP”) to three named executive officers (Messrs. Rittenmeyer, Heller and Feld). The SERP, a non-qualified unfunded retirement plan, is intended to provide a target retirement income based on final average earnings (base salary plus bonus) during a 60 consecutive month period prior to retirement, offset by benefits under the Retirement Plan and Restoration Plan. The SERP was established several years ago to provide competitive retirement income benefits and to retain certain key employees. In 2005, in response to changes in comparator company practices, the CBC approved a policy under which no new participants could be added to the SERP without its approval. The CBC also expressed its intent to not approve new SERP participants except in extraordinary new-hire or retention situations.

The CBC may approve the award of additional years of service to an executive officer for the calculation of benefits and vesting purposes under the SERP. For example, we agreed to provide to Mr. Rittenmeyer an enhanced benefit as an inducement of employment and to make up for retirement benefits and economic value forfeited as a result of his joining the company. Prior to his becoming an executive officer, we agreed to provide Mr. Thomas with an unreduced retirement income benefit in the event he is involuntarily terminated (other than for cause) or upon retirement after he attains the age of 50. We refer you to the discussion of these agreements under “Pension Benefits” below.

Perquisites

We make available four primary perquisites for executive officers: personal use of aircraft; a car and driver for transportation (for Messrs. Jordan, Rittenmeyer and Thomas); financial counseling and tax preparation services; and annual physicals. For Messrs. Jordan and Rittenmeyer, the CBC has approved the use of corporate aircraft for all personal air travel and the use of a company provided car and driver for ground travel in the Dallas area to facilitate their personal travel in as safe a manner as possible and with the most efficient use of their time. The CBC has delegated to the CEO the authority to approve all requests for personal air travel for other executive officers. We offer an Executive Physical Program that reimburses executive officers for the cost of an annual physical, up to $1,500. This benefit is provided to encourage executives to focus on their physical health and well-being. We also offer an Executive Financial Counseling Program which provides an annual allowance of up to $15,000 in the first year and $10,000 in subsequent years for financial counseling, plus reimbursement for tax preparation services. This program is intended to maximize the value of compensation provided by EDS and minimize an executive’s time spent managing personal affairs. Executives do not receive a “gross-up” payment for any taxes associated with perquisites.

With the exception of personal use of aircraft, the value of which is highly dependent on an executive officer’s usage, perquisites are intended to be competitive with comparator company practices. The CBC considers the total value of perquisites when establishing the amounts of other forms of compensation.

Executive Severance and Change-of-Control Agreements

We have entered into an Executive Severance Benefit Agreement with each named executive officer other than Messrs. Jordan and Heller, and a Change-of-Control Employment Agreement with each named executive officer. An executive entitled to receive benefits following a termination of employment under an Executive Severance Benefit Agreement or a Change-of-Control Employment Agreement would receive benefits under the agreement providing the greater benefits, but not under both agreements. We believe these agreements enable us to retain executive officers during times of unforeseen events when the executive’s future is uncertain but continued employment of the executive may be necessary for the company. We also believe it is beneficial to have agreements in place that specify the exact terms and benefits an executive receives if we elect to separate an executive officer from the company involuntarily.

The agreements with named executive officers include an expiration or “sunset” date which may not be extended without CBC approval. Benefits payable under these agreements are benchmarked periodically, including prior to any extension, relative to comparator company practices. We periodically review the prevalence of severance and change-of-control agreements among our comparator groups’ executives as well as the provisions of such agreements to benchmark the competitiveness of EDS’ agreements. Specifically, we review the cash severance multiple, equity vesting provisions, benefit continuation practices, excise tax gross-up prevalence, and the length of the protection period in the event of a change of control. Based upon our review, we believe our agreements are generally consistent with those of our comparator groups. In July 2007, the CBC approved certain modifications to the Executive Severance Benefit Agreements and Change-of-Control Agreements in order to comply with Internal Revenue Code Section 409A. Additionally, in December 2007, the CBC approved modifications to Mr. Jordan’s Change-of-Control Agreement to eliminate the cash severance component. Given Mr. Jordan’s reduced role, the CBC and Mr. Jordan believed it was appropriate to reduce his benefits in the event of a change of control.

The CBC has established a policy requiring shareholder approval before we can agree to provide a separation benefit to an executive officer that exceeds 2.99 times annual base salary plus target bonus. Prior to July 2007, this limitation applied to cash severance and the present value of retirement/fringe benefits in excess of what would normally be provided to all employees. The value of continued or accelerated vesting of stock-based awards is not subject to this limit. In July 2007, the CBC amended this limitation by also excluding any tax cost to the executive associated with complying with Section 409A and any income tax gross-up associated with Section 409A and Section 280G under the Change-of-Control Employment Agreements and Executive Severance Benefit Agreements.

Additional information regarding the terms of the Executive Severance Benefit and Change-of-Control Employment Agreements with the named executive officers, including estimates of the amounts payable under such agreements assuming termination of employment as of December 31, 2007, is set forth under the heading “Agreements Related to Potential Payments Upon Termination or Change-of-Control” below.

Policy on Stock Trading and Hedging

We have in place a pre-clearance process for trades in EDS securities which all executive officers must follow. Executive officers and other insiders are also prohibited from engaging in any transaction involving a put, call or other option on EDS securities (other than exercises of an option granted under an EDS incentive plan) at any time.

Stock Ownership Guidelines

Executive officers are subject to stock ownership guidelines under which they will be expected to hold EDS equity valued at not less than the following amount (expressed as a multiple of annual base salary) by the later of (i) December 31, 2008, or (ii) five years from an executive’s change of level.

Executive Level	Stock Ownership Guideline
Chairman, President & CEO/Vice Chairman	5x annual base salary
Senior Executive Vice President/Executive Vice President	3x annual base salary
Senior Vice President/Vice President & General Manager	2x annual base salary
Vice President (Level 3)	1x annual base salary

All forms of direct and indirect ownership are included in determining stock ownership, including shares held outright, unvested restricted stock units, vested and unvested deferred stock units, and units held in a 401(k) account. As of December 31, 2007, all named executive officers had sufficient ownership to achieve the relevant stock ownership multiple.

Recovery of Incentive Compensation in the Event of a Financial Restatement

The CBC does not have a policy that would recover cash or equity compensation received by an executive officer if the company’s performance upon which the payments were based is adjusted or restated and the adjusted performance would have resulted in reduced compensation. However, the CBC would consider any such event when making future compensation decisions for executive officers who continue to be employed by the company.

Section 162(m) Compliance

We generally seek to grant stock options and establish performance goals under our bonus and long-term incentive compensation plans in a manner that qualifies as “performance-based” under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation of more than $1,000,000 paid to certain individuals. However, certain forms and amounts of compensation may not be performance-based and may result in our exceeding the $1 million deduction limitation from year to year, including time-vesting RSUs, any cash bonus outside of the CBP, and base salary in excess of $1 million.

The $1 million performance-based level was exceeded in 2007 with respect to each of the former Chairman, the Chairman, President and Chief Executive Officer, the Vice Chairman, the Senior Executive Vice President, Applications Services, and the Executive Vice President, EMEA, principally as a result of (i) the additional discretionary bonus paid outside the CBP described above, (ii) the vesting of restricted stock units (see “Stock Option Exercises and Restricted Stock Vesting” table below) and (iii) for the Senior Executive Vice President, Applications Services, a retention payment made in 2007 related to EDS’ acquisition of The Feld Group.

Report of the Compensation and Benefits Committee

The Compensation and Benefits Committee reviewed and discussed with management of EDS the foregoing Compensation Discussion and Analysis. Based on such review and discussion, the Compensation and Benefits Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in EDS’ Annual Report on Form 10-K for the year ended December 31, 2007.

Compensation and Benefits Committee
Ellen M. Hancock, Chair
Martin C. Faga
James K. Sims
R. David Yost

Notwithstanding any statement in any of our filings with the SEC that might incorporate part or all of any future filings with the SEC by reference, including this Proxy Statement, the foregoing Report of the Compensation and Benefits Committee is not incorporated by reference into any such filings.

Summary Compensation Table

The following table sets forth information with respect to the compensation of each individual who served as Chief Executive Officer during 2007, our Chief Financial Officer, our three other most highly compensated executive officers as of the end of 2007, and one former executive officer (the “named executive officers”).

Name and Principal Position (a)	Year	Salary ($)	Bonus ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($)
Michael H. Jordan	2007	$1,300,000	$361,800	$5,098,042	$5,596,391	$1,663,200	$492,895	$467,460	$14,979,788
Former Chairman and CEO	2006	1,000,000	572,000	3,215,263	6,770,495	1,428,000	365,428	288,525	13,639,711
Ronald A. Rittenmeyer	2007	1,125,000	753,862	4,388,999	2,035,285	1,496,138	904,761	70,761	10,774,806
Chairman, President and CEO	2006	770,833	310,000	1,373,874	1,169,566	1,190,000	451,274	134,480	5,400,027
Jeffrey M. Heller	2007	850,000	0	1,853,336	2,011,130	925,000	0	97,766	5,737,232
Vice Chairman	2006	850,000	87,350	1,205,791	2,190,061	1,113,650	0	46,767	5,493,619
Charles S. Feld	2007	825,000	442,174	2,310,004	1,358,124	694,238	494,461	13,375	6,137,376
Senior Executive Vice President, Applications Services	2006	727,083	538,337	1,724,120	1,988,542	834,488	478,392	10,800	6,301,762
Willam G. Thomas Executive Vice President, EMEA	2007	744,217	1,396,950	869,163	383,962	618,001	1,701,061	20,285	5,733,639
Ronald P. Vargo	2007	575,000	170,100	939,170	396,342	504,900	131,309	64,111	2,780,932
Executive Vice President and Chief Financial Officer	2006	390,833	163,250	460,649	122,392	386,750	77,632	35,031	1,636,537
Paul W. Currie Former Executive Vice President Corporate Strategy & Business Development	2007	393,980	0	3,588,610	3,245,980	0	0	2,411,369	9,639,939

(a)	Mr. Jordan served as Chairman and Chief Executive Officer until August 31, 2007, and as Chairman until December 31, 2007. He is currently Chairman Emeritus. Mr. Rittenmeyer was appointed Chief Executive Officer effective September 1, 2007, and Chairman effective December 31, 2007. Mr. Currie separated from EDS effective August 31, 2007.

Mr. Thomas is employed in the United Kingdom and is paid in Pounds Sterling (£). His compensation reported above has been converted to U.S. dollars with salary converted using monthly exchange rates, and all other compensation converted using the December 2007 exchange rate (0.48513), used by EDS for financial reporting purposes.

Mr. Currie was employed in Canada and paid in Canadian Dollars. His compensation reported above has been converted to U.S. dollars with salary converted using monthly exchange rates, and all other compensation converted using the August 2007 exchange rate (1.06740), used by EDS for financial reporting purposes.

(b)	Amounts in this column include the following discretionary bonus payments outside of the CBP: Mr. Jordan—$361,800 for 2007 and $572,000 for 2006; Mr. Rittenmeyer—$753,862 for 2007 and $310,000 for 2006; Mr. Heller—$87,350 for 2006; Mr. Feld—$205,762 for 2007 and $65,512 for 2006; Mr. Thomas—$146,950 for 2007; and Mr. Vargo—$70,100 for 2007 and $63,250 for 2006.

For Mr. Vargo: For each of 2006 and 2007, also includes a $100,000 bonus awarded pursuant to an agreement with him related to his service as interim co-chief financial officer from March 15, 2006, to August 22, 2006.

For Mr. Feld: For 2006 also includes the first and second installments of a retention payment related to EDS’ acquisition of The Feld Group of $236,412 and $236,412, respectively, and for 2007 also includes the third installment of such payment of $236,412.

For Mr. Thomas: Also includes a $1,250,000 supplemental payout in the form of a deferred stock unit award to be issued as Additional Discretionary Credits pursuant to the EDS Executive Deferral Plan and vest 100% in February 2011.

(c)

Amounts reported reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, calculated in accordance with FAS 123R. We refer you to the discussion of the assumptions used in such valuation in Note 11 to Consolidated Financial Statements in our 2007 Form 10-K. Includes P-RSU grants (target award), performance-vesting deferred stock unit grants (target award), and time-vesting restricted stock awards granted in and prior to 2007.

For Mr. Currie: Amounts reported include the accelerated vesting of 20,666 and 30,000 time-vesting RSUs granted on September 1, 2006, with a grant price of $24.195, 45,000 time-vesting RSUs granted on December 4, 2006, with a grant price of $26.945, and 50,000 time-vesting RSUs granted on March 15, 2007, with a grant price of $27.370.

(d)	Amounts reported reflect the dollar amount required to be recognized for financial statement reporting purposes in 2007 for stock option awards granted in and prior to 2007 calculated in accordance with FAS 123R. We refer you to the discussion of the assumptions used in such valuation in Note 11 to Consolidated Financial Statements in our 2007 Form 10-K.

For Mr. Currie: Amounts reported include the accelerated vesting of 90,000 stock options granted on September 1, 2006 with an exercise price of $24.195 ($8.67 grant date fair value), 129,000 stock options granted on December 4, 2006 with an exercise price of $26.945 ($9.36 grant date fair value), and 150,000 stock options granted on March 15, 2007, with an exercise price of $27.370 ($9.38 grant date fair value).

(e)	Amounts reported for 2007 represent awards paid in February 2008 under the CBP for 2007 performance and for 2006 represent awards paid in February 2007 under the CBP for 2006 performance.

(f)	Amounts reported represent the change in pension value under the Retirement Plan, the Restoration Plan and the SERP.

For Mr. Heller: Mr. Heller originally retired from EDS in 2002 and continues to draw monthly benefits. While he is eligible for increased benefit payments as a result of his current employment, it is unlikely his retirement income benefit will increase as a result of his subsequent retirement.

For Mr. Thomas: Mr. Thomas is a UK employee and participates in the UK Retirement Plan.

For Mr. Currie: Mr. Currie was a Canadian employee and participated in the EDS Canada benefit programs. EDS Canada does not maintain a defined benefit pension plan.

(g)	Amounts reported include the following executive perquisites, employer 401(k) Plan contributions (EDS Canada Defined Contribution Plan employer contributions for Mr. Currie) and for Mr. Currie severance payments related to the termination of his employment of two times base salary and target bonus ($2,359,360 total) plus payment in lieu of continuation of financial counseling for one year ($11,336):

Name	Personal Use of Company Aircraft	Financial Counseling/Tax Preparation	Car Usage	401(k)/DC Matching Contributions	Home Security	Gift & Gift Gross-up	Other	Total
M.H. Jordan	$398,532	$45,975	$19,578	$3,375	$0	$0	$0	$467,460
R.A. Rittenmeyer	60,806	0	6,580	3,375	0	0	0	70,761
J.M. Heller	77,847	16,544	0	3,375	0	0	0	97,766
C.S. Feld	0	10,000	0	3,375	0	0	0	13,375
W. G. Thomas	0	0	20,285	0	0	0	0	20,285
R.P. Vargo	50,736	10,000	0	3,375	0	0	0	64,111
P.W. Currie	0	0	0	40,673	0	0	2,370,696	2,411,369

Valuation of Personal Use of Car and Driver: We provide Messrs. Jordan, Rittenmeyer and Thomas a car and driver for ground transportation. The value reported represents the incremental cost to us of providing a car and driver and includes the portion of the driver’s salary, vehicle lease cost, fuel expense and other variable costs attributable to each executive’s personal use. We estimate the personal use of such car and driver at 25% of total usage for Mr. Jordan, 14% for Mr. Rittenmeyer and 10% for Mr. Thomas.

Valuation of Personal Use of Corporate Aircraft: The value of personal aircraft usage reported above is based on our direct operating cost per flight hour. This methodology calculates incremental cost based on the weighted average cost of fuel, on-board catering, aircraft maintenance, landing fees, trip-related hangar and parking costs, crew travel expenses and smaller variable costs. Since the corporate aircraft are used primarily for business travel, the methodology excludes fixed costs which do not change based on usage, such as pilots’ and other employees’ salaries, purchase costs of the aircraft and non-trip-related hangar expenses. Flight hours for personal aircraft usage reflected in the amounts reported above include hours for any related “deadhead” positioning of aircraft related to personal usage. On certain occasions, an executive’s spouse or other family member may accompany the executive on a flight. No additional direct operating cost is incurred in such situations. A portion of the incremental costs for personal aircraft usage reported above is not deductible by the company for U.S. federal income tax purposes.

Grants of Plan-Based Awards

Name	Committee Approval Date	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (a)			Estimated Future Payouts Under Equity Incentive Plan Awards (b)			All Other Stock Awards: Number of Shares of Stock or Units (c)	All Other Option Awards: Number of Securities Underlying Options (d)	Exercise Price of Options Awards ($/Share)	Closing Market Price on Grant Date	Grant Date Fair Value of Stock and Option Awards
			Threshold	Target	Maximum	Threshold	Target	Maximum
M. H. Jordan	2/5/2007		$0	$1,680,000	$3,360,000								n/a
	2/5/2007	3/15/2007				0	250,000	500,000					$6,357,500
	2/5/2007	3/15/2007								750,000	$27.370	$27.480	6,322,500
	12/4/2007	12/4/2007								255,000	19.905	19.890	675,750
R.A. Rittenmeyer	2/5/2007		0	1,511,250	3,022,500								n/a
	2/5/2007	3/15/2007				0	111,000	222,000					2,822,730
	2/5/2007	3/15/2007								333,000	27.370	27.480	2,807,190
	7/16/2007	8/1/2007							171,462				4,500,020
J.M. Heller	2/5/2007		0	935,000	1,870,000								n/a
	2/5/2007	3/15/2007				0	81,000	162,000					2,059,830
	2/5/2007	3/15/2007								250,000	27.370	27.480	2,107,500
C.S. Feld	2/5/2007		0	701,250	1,402,500								n/a
	2/5/2007	3/15/2007				0	70,000	140,000					1,780,100
	2/5/2007	3/15/2007								210,000	27.370	27.480	1,770,300
W.G. Thomas	2/5/2007		0	648,280	1,296,560								n/a
	2/5/2007	3/15/2007				0	36,000	72,000					915,480
	2/5/2007	3/15/2007								110,000	27.370	27.480	927,300
R.P. Vargo	2/5/2007		0	510,000	1,020,000								n/a
	2/5/2007	3/15/2007				0	50,000	100,000					1,271,500
	2/5/2007	3/15/2007								150,000	27.370	27.480	1,264,500
P.W. Currie	2/5/2007	3/15/2007							50,000				1,368,500
	2/5/2007	3/15/2007								150,000	27.370	27.480	1,264,500

(a)	Amounts shown represent the threshold, target and maximum awards that could be earned by the named executive officer under the CBP for 2007. Funding is based 100% on corporate performance (except for Mr. Thomas whose funding was based 50% on corporate performance and 50% on EMEA performance as described above) as measured by earnings per share, free cash flow, and revenue. Actual bonuses paid under the CBP for 2007 are shown in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column.

(b)	Represents P-RSUs granted under the Incentive Plan. P-RSUs are restricted stock units that vest approximately three years from the date of grant based on EDS’ performance as measured by Free Cash Flow per Share (33.33% weight), Return on Net Assets (33.33% weight), and Top Line Revenue Growth (33.33% weight). The performance period for the 2007 grant is the three-year period commencing on January 1, 2007. Following vesting of the P-RSUs granted in 2007, a participant will be prohibited from selling 50% of the vested shares for 12 months following the vesting date. Dividends or dividend equivalents are not paid or accrued on P-RSUs. For the named executive officers, the 2007 P-RSU grant minimum vesting is 0% of the target award.

(c)	For Mr. Rittenmeyer: Represents a time-vesting restricted stock unit award on August 1, 2007 granted under the Incentive Plan. The award will vest ratably over three years beginning on the first anniversary of the grant date. The fair value of the award is $26.245 per stock unit (the fair market value of the EDS common stock on the grant date). Dividend equivalents will be credited at the same time dividends are paid on EDS common stock.

(d)	Stock options, excluding Mr. Jordan’s December 4, 2007 award, were granted pursuant to the Incentive Plan on March 15, 2007, with an exercise price of $27.37, the average of high/low trading prices on the date of grant, which is the “fair market value” of the common stock on such date under the terms of that plan. The closing price of the common stock on that date was $27.48. Stock options vest on February 26, 2010, and have a seven-year term. Stock options issued to executive officers exercised within 12 months of vesting can only be exercised for shares and must be held for 12 months following the exercise date. Mr. Jordan’s December 4, 2007 award was granted pursuant to the Incentive Plan on December 4, 2007, with an exercise price of $19.905, the average of the high and low trading prices on the date of grant. The closing price of the common stock on that date was $19.89. These options vest on December 4, 2008, have a four-year term and may be exercised immediately after vesting.

Outstanding Equity Awards as of December 31, 2007

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Vesting Date	Option Expiration Date	Number of Shares or Units of Stock that have not Vested		Market Value of Shares or Units of Stock that have not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (a)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested	Vesting Date
M.H. Jordan		255,000	$19.9050	12/4/2008	12/4/2011				250,000	$5,182,500	2/26/2010
		750,000	27.3700	2/26/2010	3/15/2014				210,000	4,353,300	2/27/2009
		600,000	27.4750	2/27/2009	3/15/2013				250,000	5,182,500	2/29/2008
		550,000	20.6650	2/29/2008	3/31/2012
	183,334	366,666	24.9275	3/23/2009	3/24/2014
	183,334	366,666	19.1750	3/23/2009	3/24/2014
	500,000		15.5800		3/20/2013
	500,000		20.2540		3/20/2013
R.A. Rittenmeyer		333,000	27.3700	2/26/2010	3/15/2014				111,000	2,301,030	2/26/2010
		175,000	27.4750	2/27/2009	3/15/2013				58,000	1,202,340	2/27/2009
		200,000	19.1900	7/6/2009	7/7/2012				33,000	684,090	2/29/2008
		75,000	19.1900	2/29/2008	7/7/2012				150,000	3,109,500	9/1/2009
						171,462		$3,554,407			33.33% increments on 8/1/08, 7/31/09, and 7/30/10
						150,000		3,109,500			9/1/2009
						2,442	(b)	50,623			9/1/2009
J.M. Heller		250,000	27.3700	2/26/2010	3/15/2014				81,000	1,679,130	2/26/2010
		250,000	27.4750	2/27/2009	3/15/2013				90,000	1,865,700	2/27/2009
		188,000	20.6650	2/29/2008	3/31/2012				83,000	1,720,590	2/29/2008
	50,000	100,000	24.9275	3/23/2009	3/24/2014	130,000		2,694,900			3/1/2010
	50,000	100,000	19.1750	3/23/2009	3/24/2014
	125,000		20.2540		3/20/2013
	125,000		15.5800		3/20/2013
	60,000		40.5938		3/1/2008
	500,000		45.0600		12/17/2011
C.S. Feld		210,000	27.3700	2/26/2010	3/15/2014				70,000	1,451,100	2/26/2010
		130,000	27.4750	2/27/2009	3/15/2013				45,000	932,850	2/27/2009
		99,000	20.6650	2/29/2008	3/31/2012				44,000	912,120	2/29/2008
	100,000		19.1750		3/24/2014	129,895		2,692,723			11/30/2009
	269,838		23.9550		1/1/2009
W.G. Thomas		110,000	27.3700		3/15/2014				36,000	746,280	2/26/2010
	50,000		19.1750		3/24/2014				35,000	725,550	2/27/2009
	2,355		19.1750		3/24/2010				50,000	1,036,500	2/29/2008
	56,379		19.1750		3/24/2010
	515		19.1750		3/24/2009
	50,000		16.2050		2/10/2013
R.P. Vargo		150,000	27.3700	2/26/2010	3/15/2014				50,000	1,036,500	2/26/2010
	40,000		19.1750		3/24/2014				25,000	518,250	2/27/2009
									20,000	414,600	2/29/2008
						30,998		642,589			33.33% increments on 9/2/08, 9/1/09 and 9/1/10
P.W. Currie	150,000		27.3700		8/31/2008
	129,000		26.9450		8/31/2008
	90,000		24.1950		8/31/2008

(a)	Amounts shown reflect target P-RSU award levels.
(b)	Represents unvested dividend equivalents credited to Mr. Rittenmeyer pursuant to his September 1, 2006, DSU award.

Stock Option Exercises and Restricted Stock Vesting

The following table contains information about stock options exercised by the named executive officers and the vesting of stock awards held by the named executive officers in 2007.

Name	Option Awards			Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise		Number of Shares Acquired on Vesting	Value Realized on Vesting
M. H. Jordan	—	—		—	—
R.A. Rittenmeyer	—	—		—	—
J.M. Heller	25,870	$272,460	(a)	25,000	$691,625
C.S. Feld	—	—		34,162	917,079
W.G. Thomas	—	—		700	19,366
R.P. Vargo	—	—		3,333	86,408
	—	—		10,333	236,729
P.W. Currie (b)	—	—		20,666	473,458
				30,000	687,300
				45,000	1,030,950
				50,000	1,145,500

(a)	Value based on 25,870 options with an exercise price of $15.58 and exercised at $26.1119.
(b)	Upon Mr. Currie’s separation, 145,666 time-vesting restricted shares vested at $22.910.

Pension Benefits

The table below shows the present value of accumulated benefits payable to each named executive officer, including the number of years of service credited, as of October 31, 2007, under each of the Retirement Plan, the Restoration Plan and the SERP determined using the assumptions set forth in Note 13 to Consolidated Financial Statements in our 2007 Form 10-K.

Name	Plan Name	Number of Years Credited Service (a)	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
M.H. Jordan	Retirement Plan	4	$132,691	$0
	Restoration Plan	4	1,354,043	0
R.A. Rittenmeyer	Retirement Plan	5	80,260	0
	Restoration Plan	5	546,502	0
	SERP	5	764,946	0
J.M. Heller (b)	Retirement Plan	38	1,328,748	118,839
	Restoration Plan	38	5,621,719	502,785
	SERP	38	6,149,166	549,955
C.S. Feld	Retirement Plan	15	115,098	0
	Restoration Plan	15	626,337	0
	SERP	15	2,651,831	0
W.G. Thomas (c)	UK Retirement Plan	24	5,779,310	0
R.P. Vargo	Retirement Plan	3	79,433	0
	Restoration Plan	3	202,783	0
P.W. Currie	n/a	n/a	n/a	n/a

(a)	Under the terms of his employment agreement, Mr. Rittenmeyer will be awarded an additional one and one-half (1.5) years of credited service (a total of 2.5 years of credited service) under the SERP for each full year of service completed during his first four years of employment, and two additional years of credited service (a total of three years credited service) for each full year of employment completed during the following three years. Pursuant to this agreement, his SERP benefit will fully vest on the five-year anniversary of his employment, or earlier if he is involuntarily terminated without cause. These additional years of credited service are used to calculate his SERP benefit if he becomes vested under the plan but are not used to determine vesting. Without the extra service credit in the SERP, Mr. Rittenmeyer would not have an accrued benefit under the SERP (the value of the Retirement and Restoration plan benefit values are not impacted by the extra service grant).

(b)	Mr. Heller, who originally retired from EDS in 2002, continues to draw monthly benefits from the Retirement Plan, the Restoration Plan, and the SERP of $9,903.25, $41,898.75 and $45,829.60 respectively, all payable as a 75% joint and survivor annuity. While he is eligible for increased benefit payments as a result of his current employment, it is unlikely his retirement income benefit will increase as a result of his subsequent retirement. Mr. Heller’s employment agreement provides that his service will not result in a decrease in the retirement benefit he had been entitled to receive at the time he rejoined the company.
(c)	EDS entered into an agreement with Mr. Thomas which provides an enhanced retirement income benefit if he is involuntarily terminated (not for cause) or he voluntarily terminates his employment after attaining age 50. The enhanced benefit provides a pension reduced only prior to age 60, rather than age 65.

Benefits under the Retirement Plan provide for accruals, which are expressed as monthly credits added to participants’ “personal pension accounts,” or PPA. The Restoration Plan provides for a supplemental benefit to employees equal to the amount they would have received under the Retirement Plan if compensation and annual accruals were not limited under the Internal Revenue Code. Under the Restoration Plan, EDS maintains a “restoration account,” or RA, reflecting benefit and interest credits made on behalf of a participant. Monthly credits are based on a participant’s credited years of service together with age, divided by 12. The resulting quotient is the monthly allocation percentage, which is multiplied by the participant’s monthly earnings to determine the monthly amount credited to the PPA and RA. Participants receive additional credits (i) if annual compensation exceeded $97,500 (Social Security wage base) and (ii) generally if the participant was hired or rehired by EDS after age 35.

The annual benefit payable under the SERP for normal retirement will generally equal (i) 55% of the average of the participant’s total compensation (based on the highest five consecutive years within the last 10 years of employment) less (ii) the maximum covered compensation offset allowance, then prorated downward for service less than 30 years and reduced for commencement date beginning prior to age 62. The resulting benefit is then offset by any benefit accrued under the Retirement Plan and the Restoration Plan. The normal form of payment under the SERP is a single life annuity but the plan provides several actuarial equivalent forms of payment.

The final average compensation as defined under the SERP for the highest five consecutive years over the last 10-year period was as follows: Mr. Rittenmeyer, $1,875,000; and Mr. Feld, $1,254,152. Messrs. Jordan and Vargo do not participate in the SERP but do participate in the Retirement Plan and the Restoration Plan. Mr. Currie was an employee of EDS Canada and did not participate in a defined benefit retirement plan. Compensation under the retirement plans refers to total annual cash compensation plus any contributions to the EDS 401(k) Plan and EDS Flexible Benefits Plan, but excludes stock-based compensation under the Incentive Plan (except stock options granted in 2003 under the annual bonus plan and subsequently exercised) and extraordinary compensation (such as moving allowances and retention bonuses). For the Retirement Plan, compensation is limited to $225,000 for 2007 by the Internal Revenue Code.

Employees are eligible for early retirement if they are age 55, have five years of service, and their age plus service is greater than or equal to 70. Benefits under the Retirement and Restoration plans are determined based on the participant’s cash balance converted to an annuity. SERP benefits are based on average pay, the maximum covered compensation offset allowance and service at retirement, offset by Retirement and Restoration Plan benefits. SERP benefits are unreduced at age 62.

Calculations are based on the 1994 group annuity mortality table, a 6.35% annual discount rate and 5.85% interest crediting rate. Mr. Jordan’s calculations assume that he is currently eligible to retire. Mr. Rittenmeyer’s calculations assume an age 64 plus one month retirement, which is the age at which he is eligible for unreduced benefits. Mr. Vargo’s calculation is based on an age 65 retirement assumption.

The UK Retirement Plan is a contributory defined benefit scheme that provides an annuity benefit for the employee’s lifetime of 1.7% of final pensionable salary for each year of pensionable service in the plan. In Mr. Thomas’ case, the benefits payable from the plan are restricted, and we will pay the additional amounts as necessary. Calculations are based on the PA00 Medium Cohort mortality table and a 5.60% annual discount rate.

Non-Qualified Deferred Compensation

Under the EDP, U.S. named executive officers may defer up to 50% of base salary and 100% of any bonus in 1% increments. The executive must decide to defer in the year prior to the year in which the compensation is payable. Executives can allocate their account balance between two recordkeeping accounts. The fixed income account provides a rate of interest equal to the return on 30-year U.S. treasury securities in effect as of the first business day in September of the prior year plus 50 basis points. The other account is deferred stock units under which executives do not have voting rights but receive dividend equivalents in the form of additional deferred stock units. The plan also provides a 401(k) make-up contribution in the form of additional deferred stock units. We provide a 1.5% match on the amount of compensation that exceeds the federal compensation limits on the 401(k) plan ($225,000 for 2007) if the executive defers an amount in deferred stock units under the EDP at least equal to the matching contribution. For 2007, Mr. Jordan was the only named executive officer to receive the 401(k) make-up contribution. The following table summarizes contributions, earnings and withdrawals/distributions in 2007 for the EDP and the aggregate account balance as of December 31, 2007, for each named executive officer.

Name	Executive Contributions in 2007	Registrant Contributions in 2007	Aggregate Earnings in 2007	Aggregate Withdrawals/ Distributions	Aggregate Balance at 12/31/2007
M.H. Jordan (a)	$26,000	$12,710	$(46,287)	$0	$177,546
R.A. Rittenmeyer	0	0	(1,990,005)	0	6,280,769
J.M. Heller (b) (active)	0	0	(118,939)	0	375,389
J.M. Heller (in payout)	0	0	(54,430)	(1,138,260)	0
C.S. Feld	0	0	(14,950)	(124,958)	28,325
W.G. Thomas (c)	0	0	2,379		114,183
R.P. Vargo	0	0	(7,810)	0	36,926
P.W. Currie (d)	n/a	n/a	n/a	n/a	n/a

(a)	Represents base salary deferred by Mr. Jordan during 2007 and matching contributions by EDS. The amount contributed by Mr. Jordan is also reported as compensation in the Summary Compensation Table.
(b)	Mr. Heller retired in 2002 and subsequently was rehired in 2003. As a result, he has two EDP accounts. He was paid a final distribution from his inactive account as of January 31, 2007.
(c)	Amounts shown for Mr. Thomas represent his account balance under the United Kingdom Executive Deferral Plan.
(d)	As a Canadian employee, Mr. Currie was not eligible to participate in the EDP.

Agreements Related to Potential Payments Upon Termination of Employment

We have entered into Executive Severance Benefit Agreements (“Severance Agreements”) and other agreements with the named executive officers providing for the payment of amounts and/or vesting of equity-based awards in connection with a termination of their employment upon specified events. We have also entered into Change-of-Control Employment Agreements (“CoC Agreements”) with each named executive officer providing for the payment of amounts and vesting of equity-based awards in connection with a termination of their employment upon specified events following a change of control of EDS (as such term is defined below). A description of these agreements is set forth below. If an executive would be entitled to receive benefits under a Severance Agreement or CoC Agreement following a termination of employment, the executive would receive benefits under the agreement providing the greater benefits, but not under both agreements.

Severance and Other Agreements

Messrs. Rittenmeyer, Feld, Thomas and Vargo. Under the terms of these agreements, if the executive is involuntarily terminated without cause or resigns for good reason on or before December 31, 2010, he would be entitled to receive a lump sum payment equal to two times the sum of his final annual base salary and annual bonus target for the year in which the termination occurred. In addition, a prorated portion (based on the number of months elapsed through the performance period) of any unvested P-RSUs awarded to the executive on or after January 1, 2005, would vest on the scheduled vesting date, as provided in the P-RSU grant agreement, and be subject to the restrictions on sale or transfer specified in the grant agreement. A prorated portion (based on the number of months elapsed through the vesting period) of any restricted stock units and stock options awarded to the executive after January 1, 2005 (other than (1) the options awarded to Mr. Rittenmeyer when he joined EDS, which will immediately vest and be exercisable through the earlier of (x) one year from the date of termination, (y) the latest expiration date of the original applicable stock option award or (z) the tenth anniversary of the original date of grant of the applicable stock option award and (2) the DSUs awarded to Mr. Rittenmeyer in September 2006, the disposition of which would be governed by that award agreement) that remain unvested on the date of termination shall immediately vest, be free of any restrictions on sale or transfer and, with regard to stock options, the executive may exercise such options through the earlier of (x) one year from the date of termination, (y) the latest expiration date of the original applicable stock option award or (z) the tenth anniversary of the original date of grant of the applicable stock option award. All other then unvested equity-based awards granted prior to 2005 will immediately vest, be free of any restrictions on sale or transfer and, with regard to stock options, the executive may exercise such options through the earlier of (x) one year from the date of termination, (y) the latest expiration date of the original applicable stock option award or (z) the tenth anniversary of the original date of grant of the applicable stock option award (other than options awarded to Mr. Feld as part of EDS’ acquisition of The Feld Group, which would be exercisable for the period provided for in that award agreement). These agreements also provide for the lump sum payment of $10,000 as equivalent to the annual amount for financial planning/counseling services currently provided to the executive and a lump sum payment equal to the estimated cost of 18 months of health care premiums. If any payment under the Severance Agreement is subject to federal excise taxes imposed pursuant to Section 409A of the Internal Revenue Code, the executive will receive an additional amount to cover any such tax payable by him as well as a gross-up payment on all taxes due.

In addition, with respect to Mr. Rittenmeyer, if he is involuntarily terminated without cause or resigns for good reason prior to his three-year anniversary of employment (excluding an involuntary termination following a change of control), his SERP benefit will immediately vest but will be limited to 99% of his then current base salary plus annual target bonus. Mr. Rittenmeyer is provided an enhanced benefit under the SERP described under “Pension Benefits” above.

Further, if the executive is a “Specified Employee” (as such term is defined and determined under the terms of the EDS Benefit Restoration Plan or successor plan(s)), and unless prohibited by law, the cash payments to be provided pursuant to his Severance Agreement (as described above) and an amount equal to the fair market value of the restricted stock units that would have immediately vested upon the executive’s separation will, instead of being provided to the executive, be paid into a rabbi trust for the benefit of executive and will be distributed to the executive on the first business day after the six-month anniversary of his separation.

For purposes of these Severance Agreements, “good reason” means a reduction in the executive’s base salary or annual target bonus (other than a reduction in which he is treated no less favorably than similarly situated executives). “Cause” means the executive has: (a) been convicted of, or pleaded guilty to, a felony involving theft or moral turpitude; (b) willfully and materially failed to follow EDS’ lawful and appropriate policies, directives or orders applicable to employees holding comparable positions that resulted in significant harm to EDS; (c) willfully and intentionally destroyed or stolen EDS property or falsified EDS documents; (d) willfully and materially violated the EDS Code of Business Conduct that resulted in significant harm to EDS; or (e) engaged in conduct that constitutes willful gross neglect with respect to employment duties that resulted in significant harm to EDS.

Employment Agreement with Mr. Heller. Under the terms of our employment agreement with Mr. Heller, if we terminate his employment without cause, or if he voluntarily terminates his employment or becomes subject to total disability or dies, he would be entitled to a payment equal to the pro rata portion (through his termination date) of any bonus payable under the CBP if and when payment is made to other executives. For purposes of this agreement, “cause” has the same meaning as in the Severance Agreements described above.

Change-of-Control Employment Agreements

Messrs. Jordan, Rittenmeyer, Heller, Feld, Thomas and Vargo. Pursuant to these CoC Agreements, in the event of the occurrence of a “change of control” of EDS, the executive’s employment will be continued for a period of two years and, in the case of Messrs. Jordan, Heller and Rittenmeyer, all then unvested equity-based awards would immediately vest (with P-RSUs and P-DSUs vesting at the targeted amount), be free of any restrictions on sale or transfer (other than with respect to DSUs, which will be governed by the executive deferral plan and applicable grant agreements) and, with respect to stock options, be exercisable through the earlier of (x) one year from the date of termination, (y) the latest expiration date of the original applicable stock option award or (z) the tenth anniversary of the original date of grant of the applicable stock option award. Throughout the two-year employment period, the executive will continue to receive at least the same base salary and target bonus he was receiving immediately prior to the change of control and will remain eligible to participate in all incentive and benefit plans generally available to peer executives until the end of the employment period. If during the employment period the executive’s employment is terminated by the company other than for “cause” or by the executive for “good reason,” he would receive his unpaid salary through the date of termination and (except for Mr. Jordan) a lump sum payment equal to 2.99 times the sum of his final annual base salary and annual performance bonus target for the year in which he is terminated.

In addition (except for Messrs. Jordan, Heller and Rittenmeyer, whose equity-based awards will have vested at the time of the change of control as noted above), all equity-based awards held by the executive on the date of termination will vest (with P-RSUs vesting at the targeted amount), be free of any restrictions on sale or transfer and, with regard to stock options, be exercisable through the earlier of (x) one year from the date of termination, (y) the latest expiration date of the original applicable stock option award or (z) the tenth anniversary of the original date of grant of the applicable stock option award (other than those stock options awarded to Mr. Feld as part of EDS’ acquisition of The Feld Group, which would be exercisable for the period provided for in the award). If the executive’s employment is terminated for cause or he voluntarily terminates his employment other than for good reason during the employment period, he will receive all accrued but unpaid salary through the date of termination and be entitled to no other severance under the CoC Agreement. If any payment under the CoC Agreement is subject to federal excise taxes imposed on excess parachute payments or imposed pursuant to Section 409A of the Internal Revenue Code, the executive will receive an additional amount to cover any such tax payable by him as well as a gross-up payment on all taxes due. The CoC Agreements have a termination date of December 31, 2010.

Further, if the executive is a “Specified Employee” (as such term is defined and determined under the terms of the EDS Benefit Restoration Plan or successor plan(s)), and unless prohibited by law, the cash payments (other than accrued but unpaid salary) to be provided on separation pursuant to his CoC Agreement (as described above) and, with respect to Messrs. Feld and Vargo, an amount equal to the fair market value of the P-RSUs and restricted stock units that would have immediately vested upon the executive’s separation will, instead of being provided to the executive, be paid into a rabbi trust for the benefit of executive and will be distributed to the executive on the first business day after the six-month anniversary of his separation.

For purposes of the CoC Agreements, a “change of control” of EDS includes the following: (i) any person acquires ownership of stock of the company that, together with stock held by that person, constitutes more than 50% of the fair market value or total voting power of the company; (ii) any person acquires (or has acquired in the preceding 12 month period) ownership of stock of the company possessing 30% or more of the total voting power of the company; (iii) a majority of the Board of Directors is replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the Board of Directors prior to the date of the appointment of election; or (iv) any person acquires (or has acquired in the preceding 12 month period) assets from the company that have a total gross fair market value equal to 40% or more of all the assets of the company immediately before such acquisition(s). “Good Reason” means: (i) a reduction in the executive’s base salary or annual target bonus opportunity; (ii) requiring the executive to be based at a location more than 50 miles from his principal work location preceding the change of control; or (iii) a reduction in the executive’s title, position, authority, duties or responsibilities inconsistent with his role prior to the change of control. “Cause” shall have the same meaning as in the Severance Agreements described above.

Potential Payments Upon Termination or Change of Control

The following table sets forth the payments required to be made to each named executive officer in connection with the termination of their employment upon specified events assuming a $20.73 per share price for our common stock (closing price on December 31, 2007). The amounts shown assume that the termination was effective December 31, 2007, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts paid out can only be determined at the time of such executive’s separation from the company. Paul W. Currie was separated involuntarily (not for cause) effective August 31, 2007. The cash severance paid to him is reported in the All Other Compensation column under the Summary Compensation Table above, and the value of the restricted stock units that vested upon his separation is set forth under the Stock Option Exercises and Restricted Stock Vesting Table above.

Executive Benefits and Payments Upon Termination	Voluntary Termination (a)	Involuntary Not for Cause Termination (non Change of Control) (a)(b)	For Cause Termination	Involuntary or Good Reason Termination (Change of Control)	Death or Disability (c)
Base Salary and Target Bonus
M.H. Jordan	$0	$0	$0	$0	$0
R.A. Rittenmeyer	0	5,850,000	0	8,745,750	0
J.M. Heller	0	935,000	0	5,337,150	0
C.S. Feld	0	3,052,500	0	4,563,488	0
W.G. Thomas	0	2,901,563	0	4,337,837	0
R.P. Vargo	0	2,220,000	0	3,318,900	0

Stock Options
M.H. Jordan	246,125	246,125	0	246,125	51,238
R.A. Rittenmeyer	0	416,281	0	423,500	416,281
J.M. Heller	12,220	12,220	0	12,220	11,522
C.S. Feld	6,067	6,067	0	6,435	6,067
W.G. Thomas	0	0	0	0	0
R.P. Vargo	0	0	0	0	0

Restricted and Deferred Stock
M.H. Jordan	14,718,300	9,812,200	0	14,718,300	9,812,200
R.A. Rittenmeyer	0	12,026,067	0	13,960,867	9,704,307
J.M. Heller	5,265,420	3,524,100	0	5,265,420	3,524,100
C.S. Feld	2,017,720	4,710,443	0	5,988,793	2,990,092
W.G. Thomas	0	1,768,960	0	2,508,330	1,768,960
R.P. Vargo	0	1,319,796	0	2,611,939	1,748,189

Incremental Non-qualified Pension
M.H. Jordan	0	0	0	0	0
R.A. Rittenmeyer	0	1,264,531	0	0	0
J.M. Heller	0	0	0	0	0
C.S. Feld	0	0	0	0	0
W.G. Thomas	0	1,510,926	0	1,510,926	10,683,344
R.P. Vargo	0	0	0	0	0

Health/Welfare, Tax/Financial Planning
M.H. Jordan	0	0	0	0	0
R.A. Rittenmeyer	0	10,000	0	0	0
J.M. Heller	0	0	0	0	0
C.S. Feld	0	34,608	0	0	0
W.G. Thomas	0	10,000	0	0	0
R.P. Vargo	0	12,387	0	0	0

Tax Gross-up
M.H. Jordan	0	0	0	5,577,114	0
R.A. Rittenmeyer	0	0	0	7,820,183	0
J.M. Heller	0	0	0	3,496,040	0
C.S. Feld	0	0	0	3,135,998	0
W.G. Thomas	0	0	0	0	0
R.P. Vargo	0	0	0	2,090,687	0

Total
M.H. Jordan	14,964,425	10,058,325	0	20,541,539	9,863,438
R.A. Rittenmeyer	0	19,566,879	0	30,950,300	10,120,588
J.M. Heller	5,277,640	4,471,320	0	14,110,830	3,535,622
C.S. Feld	2,023,787	7,803,618	0	13,694,714	2,996,159
W.G. Thomas	0	6,191,449	0	8,357,093	12,452,304
R.P. Vargo	0	3,552,183	0	8,021,526	1,748,189

(a)	For Mr. Jordan.

Assumes for purposes of his 2005 equity agreements that he voluntarily terminates his employment/retires or involuntarily separates with Board consent, in which event his 2005 P-RSU target award will be earned (with vesting based on actual results during the performance period) and his 2005 stock option award will immediately vest, with one-third exercisable on the vesting date and one-third exercisable on the one- and two-year anniversaries thereof.

Assumes for purposes of his 2006 and 2007 equity agreements that he voluntarily terminates his employment/retires with Board consent, in which event his 2006 and 2007 P-RSU target awards will be earned (with vesting based on actual results during the performance period), and his 2006 and 2007 stock option awards will vest on the scheduled vesting date and be exercisable for the remaining term. If Mr. Jordan is involuntarily separated, a prorated portion of his 2006 and 2007 P-RSU target awards will be earned (with vesting based on actual results during the performance period) and a prorated portion of his 2006 and 2007 stock option awards will immediately vest, be free of any restrictions on sale, and be exercisable for two years.

For Mr. Heller.

Assumes for purposes of his 2005 equity agreements that he voluntarily terminates his employment/retires or involuntarily separates with Board consent, in which event his 2005 P-RSU target award will be earned (with vesting based on actual results during the performance period) and his 2005 stock option award will immediately vest, with one-third exercisable on the vesting date and one-third exercisable on the one- and two-year anniversaries thereof.

Assumes for purposes of his 2006 and 2007 equity agreements that he voluntarily terminates his employment/retires with Board consent, his 2006 and 2007 P-RSU target awards will be earned (with vesting based on actual results during the performance period) and his 2006 and 2007 stock option awards will vest as scheduled and be exercisable for the remaining term. If he is involuntarily separated, a prorated portion of his 2006 and 2007 P-RSU target awards will be earned (with vesting based on actual results during the performance period) and a prorated portion of his 2006 and 2007 stock option awards will immediately vest, be free of any restrictions on sale and be exercisable for two years.

For Mr. Rittenmeyer.

Assumes that, under the terms of his 2006 DSU award agreements, his 2006 DSU awards will be forfeited if he voluntarily terminates his employment prior to vesting, other than for good reason. If he voluntarily terminates his employment for good reason, his 2006 time-vesting DSUs will immediately vest (value of $3,109,500 based on closing price of EDS stock on December 31, 2007). If he voluntarily terminates his employment for good reason, his 2006 performance DSUs will immediately be earned based on actual EDS results during a portion of the performance period. The earned/vested portion of DSU awards will be distributed in shares of common stock on the later to occur of (i) January 31 in the year following the date of his separation or (ii) the first day of the month following six completed calendar months after the date of such separation. All other unvested equity awards are forfeited upon voluntary termination.

With respect to an involuntary termination (non change of control), assumes that any unvested time-vesting RSU and/or stock option awards granted to Mr. Rittenmeyer in 2005, 2006, and 2007 will be prorated based on completed months of service and will immediately vest and be free of any restrictions regarding their sale or transfer, with the exception of the stock options awarded to Mr. Rittenmeyer when he joined EDS, which will fully and immediately vest, and that any P-RSU awards granted to Mr. Rittenmeyer in 2005, 2006, and 2007 will be prorated based on completed months of service, will vest on their regular vesting date and will be subject to the restrictions on sale or transfer specified in the grant agreements.

For Mr. Feld.

With respect to a voluntary termination after the age of 62 or an involuntary termination (non change of control), assumes that any unvested time-vesting RSU and/or stock option awards granted to Mr. Feld in 2005, 2006, and 2007 will be prorated based on completed months of service and will immediately vest and be free of any restrictions regarding their sale or transfer, and that any P-RSU awards granted to Mr. Feld in 2005, 2006, and 2007 will be prorated based on completed months of service, will vest on their regular vesting date and will be subject to the restrictions on sale or transfer specified in the grant agreements.

For Mr. Thomas.

With respect to an involuntary termination (non change of control), assumes that any unvested stock option awards granted to Mr. Thomas in 2007 will be prorated based on completed months of service and will immediately vest and be free of any restrictions regarding their sale or transfer, and that any P-RSU awards granted to Mr. Thomas in 2005, 2006, and 2007 will be prorated based on completed months of service, will vest on their regular vesting date and will be subject to the restrictions on sale or transfer specified in the grant agreements.

For Mr. Vargo.

With respect to an involuntary termination (non change of control), assumes that any unvested time-vesting RSU and/or stock option awards granted to Mr. Vargo in 2005, 2006, and 2007 will be prorated based on completed months of service and will immediately vest and be free of any restrictions regarding their sale or transfer, and that any P-RSU awards granted to Mr. Vargo in 2005, 2006, and 2007 will be prorated based on completed months of service, will vest on their regular vesting date and will be subject to the restrictions on sale or transfer specified in the grant agreements.

(b)	For Mr. Rittenmeyer.

Incremental non-qualified pension value represents value of additional years of credited service under SERP as of December 31, 2007 pursuant to agreement with Mr. Rittenmeyer described in note (a) under Pension Benefits Table above. If Mr. Rittenmeyer is involuntarily terminated without cause or resigns for good reason prior to his three-year anniversary of employment (excluding an involuntary termination following a change of control), his SERP benefit will immediately vest but will be limited to 99% of his then current base salary plus annual target bonus.

For Mr. Thomas.

Incremental non-qualified pension value represents the present value of providing a pension benefit reduced only from age 60 in the event he is involuntarily terminated without cause.

(c)	For Mr. Jordan.

Reflects immediate vesting of his 2004 equity awards and a prorated vesting of his 2005, 2006, and 2007 P-RSU target awards and stock option awards.

For Mr. Heller.

Reflects immediate vesting of his 2004 equity awards and a prorated vesting of his 2005, 2006, and 2007 P-RSU target awards and stock option awards.

For Mr. Rittenmeyer.

Reflects prorated vesting of DSUs, performance DSUs and P-RSUs, and stock options (excluding his sign-on stock option grant for 200,000 options). Reflects full-vesting (100%) of his 2005 sign-on stock option award and his August 1, 2007 retention RSU grant. Additionally, in accordance with his time-vesting and performance DSUs, a minimum of 50% of the target award is assumed vested.

For Mr. Feld.

Reflects immediate prorated vesting of all equity awards.

For Mr. Thomas.

Reflects immediate prorated vesting of all equity awards. If Mr. Thomas were to die while employed by EDS, his beneficiary would receive a lump sum of four times his pensionable salary along with a return of his contributions paid to the Plan (prior to April 2006), along with a pension equal to 30% of that salary. The lump sum payment equal to four times his pensionable salary is funded through a separate life insurance policy and trust. Children’s pensions would also be payable if appropriate. The values shown above are the present value of the lump sum and spouse’s benefits payable upon his death in service; the calculations are based on the PA00 Medium Cohort mortality table and a 5.60% annual discount rate.

For Mr. Vargo.

Reflects immediate vesting of RSU award and prorated vesting of stock options, P-RSUs and DSUs.

Related Party Transactions

Related Party Transaction Approval Policy

The Board recognizes that related party transactions can present conflicts of interest and questions as to whether the transactions are in the best interest of EDS. The EDS Corporate Governance Guidelines sets forth our policy and procedures for the review, approval and ratification of such transactions. For purposes of this policy, a “related party transaction” is a transaction or relationship involving a director, executive officer or 5% shareholder or their immediate family members that is reportable under the SEC’s rules regarding such transactions.

Under this policy, a related party transaction should be approved or ratified based upon a determination that the transaction is in, or not opposed to, the best interest of EDS. The policy provides for the Governance Committee to review and approve a transaction involving a director, the CEO or 5% shareholder, and for the CEO to review and approve a transaction involving any executive officer (other than the CEO and any executive who is also a director). Notice of a decision by the CEO to approve a related party transaction should be sent to the Governance Committee prior to finalizing the transaction, which may seek more information or call a meeting to review the transaction in greater detail. If a director or executive officer becomes aware of a transaction that should have been but was not approved in advance under this policy, he or she should report the transaction to whomever would have approved the transaction had it been submitted for advance approval. If the transaction is ongoing and revocable, it should be reviewed to determine whether ratification or other action should be taken. If the transaction is completed and not revocable, it should be evaluated to determine if any mitigation or other action should be taken.

The employment of an immediate family member of an executive officer (other than the CEO) does not need to be reported to the Governance Committee prior to approval unless the employee is “pay-banded” under EDS’ compensation structure or his or her compensation is reasonably expected to exceed $200,000 per year. In all other circumstances, the hiring should be approved in accordance with the process described above.

Management is expected to report to the Governance Committee any transaction with a related party that is not covered by this policy because it is not reportable under the SEC rules or that involves employment of an immediate family member not reported to the Governance Committee in advance as described above.

Certain Relationships and Related Party Transactions

In 2005 we retained Navigator Systems, Inc. to provide staff augmentation services related to our development of a Business Intelligence team to support our corporate metrics, analytics and dashboards initiatives. This engagement followed a competitive bid process conducted by our purchasing organization. The project was expanded to include our ExcellerateHRO business in 2006. Jon Feld, a son of Senior Executive Vice President Charles Feld, is a co-founder, director, Chief Executive Officer and approximately 20% shareholder of Navigator. In February 2006, substantially all of the business and assets of Navigator were sold to Hitachi Consulting Corporation. Following that transaction, Jon Feld became a Vice President of Hitachi Consulting and, in his capacity as a shareholder of Navigator, will have an economic interest through 2007 in revenues of Hitachi Consulting attributable to the former Navigator business. In 2006, we retained Hitachi Consulting for services related to the strategy and planning of a new and expanded knowledge management program following a competitive bid process. We paid or will pay Hitachi Consulting approximately $6,456,240 in respect of services provided in 2007 and expect to pay additional amounts to Hitachi Consulting in 2008.

Senior Executive Vice President Charles Feld’s son, Kenny Feld, is an employee of EDS. Kenny Feld and Charles Feld joined EDS in connection with our purchase of The Feld Group in January 2004. Kenny Feld received a salary of $329,127 in 2007 and a bonus of $133,400 in respect of 2007 performance. He was awarded 20,000 P-RSUs in connection with our 2007 long-term incentive grant. Charles Feld disclaims any interest in his son’s compensation.

Chairman, President and Chief Executive Officer Ronald Rittenmeyer’s son, Chris Rittenmeyer, has been employed by EDS since 2001, prior to Ronald Rittenmeyer’s joining the company in July 2005. At December 31, 2007, Chris Rittenmeyer was Vice President of U.S. operations for our ExcellerateHRO subsidiary. He received salary in 2007 of $215,000, a bonus of $105,000 in respect of 2007 performance and an award in 2007 of 8,000 P-RSUs. In addition, he received certain expatriate and relocation benefits in 2007 in connection with his service during part of that year as Vice President of ExcellerateHRO’s European, Middle East and Africa business. Ronald Rittenmeyer disclaims any interest in his son’s compensation.

AMENDED AND RESTATED

2003 INCENTIVE PLAN OF ELECTRONIC DATA SYSTEMS CORPORATION

1. Plan. This Amended and Restated 2003 Incentive Plan of Electronic Data Systems Corporation (the “Plan”), effective as of February 5, 2008, is a further amendment and restatement of the 2003 Incentive Plan of Electronic Data Systems Corporation which became effective on May 20, 2003 upon approval by the stockholders of Electronic Data Systems Corporation (the “Company”) on that date.

2. Objectives. This Plan is designed to attract and retain employees of the Company and its Subsidiaries (as hereinafter defined), to attract and retain qualified directors of the Company, to encourage the sense of proprietorship of such employees and Directors, and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries. These objectives are to be accomplished by making Awards (as hereinafter defined) under this Plan and thereby providing Participants (as hereinafter defined) with a proprietary interest in the growth and performance of the Company and its Subsidiaries.

3. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

“Annual Director Award Date” means, for each year, the first business day of the month next succeeding the date upon which the annual meeting of stockholders of the Company is held in such year.

“Authorized Officer” means the Chairman of the Board or the Chief Executive Officer of the Company (or any other senior officer of the Company to whom either of them shall delegate the authority to execute any Award Agreement).

“Award” means an Employee Award or a Director Award.

“Award Agreement” means any Employee Award Agreement or Director Award Agreement.

“Board” means the Board of Directors of the Company.

“Cash Award” means an award denominated in cash.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation and Benefits Committee of the Board or such other committee of the Board as is designated by the Board to administer the Plan.

“Common Stock” means the Common Stock, par value $.01 per share, of the Company.

“Director” means an individual serving as a member of the Board.

“Director Award” means the grant of an Award to a Nonemployee Director, including, but not limited to, the grant of a Director Option or Director Restricted Stock.

“Director Award Agreement” means a written agreement between the Company and a Participant who is a Nonemployee Director setting forth the terms, conditions and limitations applicable to a Director Award.

“Director Options” means Nonqualified Options granted to Nonemployee Directors pursuant to the applicable terms, conditions and limitations specified in paragraph 9(a) hereof.

“Director Restricted Stock” means Common Stock granted to Nonemployee Directors pursuant to the applicable terms, conditions and limitations specified in paragraph 9(b) hereof.

“Disability” means, with respect to a Nonemployee Director, the inability to perform the duties of a Director for a continuous period of more than three months by reason of any medically determinable physical or mental impairment.

“Dividend Equivalents” means, with respect to shares of Restricted Stock that are to be issued at the end of the Restriction Period, an amount equal to all dividends and other distributions (or the economic equivalent thereof) which are payable to stockholders of record during the Restriction Period on a like number of shares of Common Stock.

“Employee” means an employee of the Company or any of its Subsidiaries.

“Employee Award” means the grant of any Option, SAR, Stock Award, Cash Award or Performance Award, whether granted singly, in combination or in tandem, to a Participant who is an Employee pursuant to such applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

“Employee Award Agreement” means a written agreement between the Company and a Participant who is an Employee setting forth the terms, conditions and limitations applicable to an Employee Award.

“Employee Award Statement” means a written notice to a Participant who is an Employee from the Company setting forth the terms, conditions and limitations applicable to an Employee Award.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if shares of Common Stock are not so listed but are quoted on the Nasdaq Stock Market, the mean between the highest and lowest sales price per share of Common Stock reported by the Nasdaq Stock Market on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported or (iii) if the Common Stock is not so listed or quoted but are traded in the over-the-counter market, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the Nasdaq Stock Market, or, if not reported by the Nasdaq Stock Market, by the National Quotation Bureau Incorporated.

“Incentive Option” means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

“Noncompetition Provisions” has the meaning set forth in paragraph 8(c) hereof.

“Nonemployee Director” has the meaning set forth in paragraph 4(b) hereof.

“Nonqualified Stock Option” means an Option that is not an Incentive Option.

“Option” means a right to purchase a specified number of shares of Common Stock at a specified price.

“Participant” means an Employee or Director to whom an Award has been made under this Plan.

“Performance Award” means an award made pursuant to this Plan to a Participant who is an Employee that is subject to the attainment of one or more Performance Goals.

“Performance Goal” means a standard established by the Committee, to determine in whole or in part whether a Performance Award shall be earned.

“Restricted Stock” means any Common Stock that is restricted or subject to forfeiture provisions.

“Restriction Period” means a period of time beginning as of the date upon which an Award of Restricted Stock is made pursuant to this Plan and ending as of the date upon which the Common Stock subject to such Award is no longer restricted or subject to forfeiture provisions.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, or any successor rule.

“SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified strike price (in each case, as determined by the Committee).

“Split-Off” means the split-off of the Company from General Motors Corporation (“GM”) on June 7, 1996 pursuant to which each outstanding share of Class E Common Stock of GM was converted into one share of Common Stock, and the Company became an independent publicly-traded corporation.

“Stock Award” means an award in the form of shares of Common Stock or units denominated in shares of Common Stock.

“Stock Option Exchange Program” means the Stock Option Exchange Program approved as Proposal 3 at the 2003 Annual Meeting of Shareholders of the Company.

“Subsidiary” means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns more than 50% of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

4. Eligibility.

(a) Employees. Employees eligible for Employee Awards under this Plan shall consist of those Employees whose performance or contribution, in the judgment of the Committee, benefits or will benefit the Company.

(b) Directors. Directors eligible for Director Awards under this Plan are those who are not employees of the Company or any of its Subsidiaries (“Nonemployee Directors”).

5. Common Stock Available for Awards. Subject to the provisions of paragraph 15 hereof, the aggregate number of shares of Common Stock that may be issued under the Plan for Awards granted wholly or partly in Common Stock (including rights or options which may be exercised for or settled in Common Stock) is 66,149,9521 (in addition to any shares that are the subject of Awards outstanding as of May 20, 2003), of which an aggregate of not more than 317, 338 shares shall be available for Director Awards (in addition to any shares subject to Director Awards as of May 20, 2003) and the remainder shall be available for Employee Awards, including Incentive Options (provided, that no Award of an Incentive Option with respect to such shares shall be made on or after May 20, 2013, the date which is 10 years after the Board’s approval of this amended and restated Plan). The number of shares of Common Stock that are the subject of any Awards outstanding on or after December 31, 2002 that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by the Award are not issued to a Participant or are exchanged for Awards that do not involve Common Stock, shall again immediately become available for issuance under Awards hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may

1 This number will be subject to adjustment from time to time as follows: (I) upward as a result of options forfeited hereunder after 05/20/03 and (II) downward for those options issued pursuant to other equity plans and eligible for exchange for options under this plan but subsequently not exchanged in connection with the Stock Option Exchange Program.

deem appropriate. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

6. Administration.

(a) This Plan shall be administered by the Committee. The Board, in its sole discretion may exercise any authority of the Committee under the Plan in lieu of the Committee’s exercise thereof, in which instances references to the Committee shall refer to the Board. To the extent required (i) in order for Employee Awards to be exempt from Section 16 of the Exchange Act by virtue of the provisions of Rule 16b-3, the Committee shall be the Board or shall consist of at least two members of the Board who meet the requirements of the definition of “non-employee director” set forth in Rule 16b-3 promulgated under the Exchange Act, and (ii) with respect to any Award that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall consist of two or more directors, each of whom meets the definition of “outside director” under said Section 162(m).

(b) Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions which are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt, amend and rescind such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner (except any change which would result in the lowering of the grant price without shareholder approval) that is either (i) not adverse to the Participant to whom such Award was granted or (ii) consented to by such Participant. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

(c) No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of paragraph 7 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

7. Delegation of Authority. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish, except that the Committee may not delegate to any person the authority to grant Awards to, or take other action with respect to, Participants who at the time of such awards or action are subject to Section 16 of the Exchange Act or are “covered employees” as defined in Section 162(m) of the Code. The Committee cannot, however, delegate its duties when it involves Participants who are (1) subject to Section 16 of the Exchange Act or (2) now or may (in the estimation of the Committee) be “covered employees” under Section 162(m) of the Code.

8. Employee Awards.

(a) The Committee shall determine the type or types of Employee Awards to be made under this Plan and shall designate from time to time the Employees who are to be the recipients of such Awards. Each Employee Award may be embodied in an Employee Award Agreement or Employee Award Statement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion. Employee Awards may consist of those listed in this paragraph 8(a) hereof and may be granted singly, in combination or in tandem. Employee Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity; provided that no Option may be issued in exchange for the cancellation of an Option with a lower exercise price other than in connection with the Stock Option Exchange Program. An Employee Award may provide for the grant or issuance of additional, replacement or alternative Employee Awards upon the occurrence of specified events, including the exercise of the original Employee Award granted to a Participant. All or part of an Employee

Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. Upon the termination of employment by a Participant who is an Employee, any unexercised, deferred, unvested or unpaid Employee Awards shall be treated as set forth in the applicable Employee Award Agreement or Employee Award Statement.

(i) Stock Option. An Employee Award may be in the form of an Option. An Option awarded pursuant to this Plan may consist of an Incentive Option or a Nonqualified Option. The price at which shares of Common Stock may be purchased upon the exercise of an Incentive Option shall be not less than the Fair Market Value of the Common Stock on the date of grant. The price at which shares of Common Stock may be purchased upon the exercise of a Nonqualified Option shall be not less than, but may exceed, the Fair Market Value of the Common Stock on the date of grant. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded pursuant to this Plan, including the term of any Options and the date or dates upon which they become exercisable, shall be determined by the Committee.

(ii) Stock Appreciation Right. An Employee Award may be in the form of an SAR. The terms, conditions and limitations applicable to any SARs awarded pursuant to this Plan, including the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Committee.

(iii) Stock Award. An Employee Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Committee.

(iv) Cash Award. An Employee Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Committee.

(v) Performance Award. Without limiting the type or number of Employee Awards that may be made under the other provisions of this Plan, an Employee Award may be in the form of a Performance Award. A Performance Award shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates and (y) the elapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. A Performance Goal may be based on one or more of business criteria that apply to the individual, one or more business units of the Company, or the Company as a whole, and may include one or more of the following criteria: revenue, net income, Common Stock price, stockholder return, stockholder value, economic value, earnings per share, market performance, return on assets, return on equity, earnings, operating profits, cash flow, working capital, costs, new business contract values, and/or such other financial, accounting or quantitative metric determined by the Committee. A Performance Goal may, but need not be, based upon a change or an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo, limiting economic losses, or a relative comparison of performance to the performance of a peer group or other external or internal measure (measured, in each case, by reference to specific business criteria). A Performance Goal may include or exclude items to measure specific objectives, including, without limitation, extraordinary or other non-recurring items, acquisitions and divestitures, internal restructuring and reorganizations, accounting charges and effects of accounting changes. In interpreting Plan provisions applicable to Performance Goals and Performance Awards applicable to Awards to Employees who are “covered employees” under Section 162(m) of the Code, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulations Section 1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals to any such “covered employee”, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. In the case of Employees who are or may be “covered employees” under Section 162(m) of the Code (in the estimation of the

Committee), the Committee has no discretion to increase the amount of a Performance Award that is payable, vested, or otherwise deliverable under this paragraph. Notwithstanding anything herein to the contrary, in the case of an Employee who is not a “covered employee” under Section 162(m) of the Code, a Performance Award that is payable, vested or otherwise deliverable under this paragraph may be increased or decreased depending on such Employee’s satisfaction of one or more objective or non-objective individual goals established from time to time by the Company’s management. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Awards made pursuant to this Plan shall be determined by the Committee.

(b) Notwithstanding anything to the contrary contained in this Plan, the following limitations shall apply to any Employee Awards made hereunder:

(i) No Participant may be granted, during any calendar year period, Employee Awards consisting of Options or SARs that are exercisable for more than 2,000,000 shares of Common Stock, subject to adjustment pursuant to the provisions of paragraph 15 hereof;

(ii) No Participant may be granted, during any calendar period, Employee Awards consisting of shares of Common Stock or units denominated in such shares (other than any Employee Awards consisting of Options or SARs) covering or relating to more than 500,000 shares of Common Stock, subject to adjustment pursuant to the provisions of paragraph 15 hereof (the limitation set forth in this clause (ii), together with the limitation set forth in clause (i) above, being hereinafter collectively referred to as the “Stock Based Awards Limitations”); and

(iii) No Participant may be paid under any Employee Awards consisting of Cash Awards or any other form permitted under this Plan (other than Employee Awards consisting of Options or SARs or otherwise consisting of shares of Common Stock or units denominated in such shares) in respect of any calendar-year period an amount in excess of $6,000,000.

(c) Prior to the Split-Off, certain awards consisting of shares of GM Class E Common Stock or units denominated in such shares (the “Existing Stock Awards”) had been made to Employees under the Plan as in effect from time to time prior to the Split-Off. As of the Split-Off, each Existing Stock Award was adjusted so that such award consisted of or related to a number of shares of Common Stock equal to the number of shares of GM Class E Common Stock that were the subject of such Existing Stock Award immediately prior to such date, without any alteration or enlargement of the rights of the holders thereof. Notwithstanding anything to the contrary contained in this Plan, all Existing Stock Awards that were subject to the restrictions and other provisions relating to competition by participants and related matters set forth in Section 10 of the Plan as in effect immediately prior to the Split-Off (the “Noncompetition Provisions”) continue to be subject to the Noncompetition Provisions, as fully and to the same extent as if such Section 10 were set forth herein in its entirety. Awards made after the Split-Off shall be subject to such restrictions and other provisions relating to competition or other conduct detrimental to the Company as determined by the Committee.

9. Director Awards. Each Nonemployee Director of the Company may be granted Director Awards in accordance with this paragraph 9 and subject to the applicable terms, conditions and limitations set forth in this Plan and the applicable Director Award Agreement. Notwithstanding anything to the contrary contained herein, Director Awards shall not be made in any year in which a sufficient number of shares of Common Stock are not available to make such Awards under this Plan.

(a) Director Options. A Nonemployee Director may make an annual election to receive, in lieu of all or any portion of the Director’s fees he or she would otherwise be entitled to receive in cash during the next year (including both annual retainer and meeting fees), Director Options that provide for the purchase of a number of shares of Common Stock (rounded up to the nearest whole number) equal to the product of (x) three times (y) a fraction the numerator of which is equal to the dollar amount of fees the Nonemployee Director elects to forego in the next year in exchange for Director Options and the denominator of which is equal to the Fair Market Value of the Common Stock on the effective date of the election. Notwithstanding the foregoing, a Nonemployee Director may not elect to receive Director Options in lieu of all or any portion of the Director’s fees he or she would otherwise be entitled to receive in cash in respect of any compensation period commencing on or after the Company’s 2005 Annual Meeting of

Shareholders. Each annual election made by a Nonemployee Director pursuant to this paragraph 9(a) (i) shall take the form of a written document signed by such Nonemployee Director and filed with the Secretary of the Company, (ii) shall designate the dollar amount of the fees the Nonemployee Director elects to forego in the next year in exchange for Director Options and (iii) to the extent provided by the Committee in order to ensure that the Award of the Director Options is exempt from Section 16 by virtue of Rule 16b-3, shall be irrevocable and shall be made prior to the date as of which such Award of Director Options is to be effective. An Award of Director Options at the election of a Nonemployee Director shall be effective on the next Annual Director Award Date. Each Director Option shall have a term of ten years from the date of grant, notwithstanding any earlier termination of the status of the holder as a Nonemployee Director. The purchase price of each share of Common Stock subject to a Director Option shall be equal to the Fair Market Value of the Common Stock on the date of grant. All Director Options shall vest and become exercisable in increments of one-third of the total number of shares of Common Stock that are subject thereto (rounded up to the nearest whole number) on the first and second anniversaries of the date of grant and of all remaining shares of Common Stock that are subject thereto on the third anniversary of the date of grant. Any Award of Director Options shall be embodied in a Director Award Agreement, which shall contain the terms, conditions and limitations set forth above and shall be signed by the Participant to whom the Director Options are granted and by an Authorized Officer for and on behalf of the Company.

(b) Director Restricted Stock. A Nonemployee Director may make an annual election to receive, in lieu of all or any portion of the Director’s fees he or she would otherwise be entitled to receive in cash during the next year (including both annual retainer and meeting fees), a number of shares of Director Restricted Stock (rounded up to the nearest whole number) having a Fair Market Value equal to 110% of a fraction the numerator of which is equal to the dollar amount of fees the Nonemployee Director elects to forego in the next year in exchange for Director Restricted Stock and the denominator of which is equal to the Fair Market Value of the Common Stock on the effective date of the election. Each annual election made by a Nonemployee Director pursuant to this paragraph 9(b) (i) shall take the form of a written document signed by such Nonemployee Director and filed with the Secretary of the Company, (ii) shall designate the dollar amount of the fees the Nonemployee Director elects to forego in the next year in exchange for Director Restricted Stock and (iii) to the extent provided by the Committee in order to ensure that the Award of the Director Restricted Stock is exempt from Section 16 by virtue of Rule 16b-3, shall be irrevocable and shall be made prior to the date as of which such Award of Director Restricted Stock is to be effective. Shares of Director Restricted Stock awarded to a Nonemployee Director (a) shall vest in increments of one-third of the total number of shares of Director Restricted Stock (rounded up to the nearest whole number) that are the subject of such Award on the first and second anniversaries of the date of grant and all remaining shares of Director Restricted Stock that are the subject of such Award on the third anniversary of the date of grant and (b) shall fully vest (to the extent not previously vested pursuant to clause (a) above) upon a failure to reelect the Nonemployee Director as Director, or the resignation of the Director at the request of a majority of the other Directors. An Award of Director Restricted Stock at the election of a Nonemployee Director shall be effective on the next Annual Director Award Date. Any Award of Director Restricted Stock shall be embodied in a Director Award Agreement, which shall contain the terms, conditions and limitations set forth above and shall be signed by the Participant to whom the Director Restricted Stock is granted and by an Authorized Officer for and on behalf of the Company.

(c) Forfeiture of Director Options and Director Restricted Stock. In the event a Nonemployee Director’s service as a director ends for any reason (except death or Disability) prior to completing at least twenty-four (24) months of service as a director, the Nonemployee Director will be entitled to retain only a pro-rata portion of the Director Options and/or Director Restricted Stock awarded in respect of the Board of Directors compensation year in which such service as a director ended, based on the number of full months such Nonemployee Director served during such Board of Directors compensation year divided by twelve (12) months (or if the Nonemployee Director’s service began after the commencement of such Board of Directors compensation year, the number of full months between such commencement date and the end of such Board of Directors compensation year), with the pro-rated amount to be fully vested and the remainder forfeited. In the event a Nonemployee Director’s service as a director ends for any reason after the completion of at least twenty-four (24) months of service as a director, or ends as a result of death or Disability at any time regardless of the length of the Nonemployee Director’s service, all unvested Director Options and Director Restricted Stock shall immediately vest.

10. Payment of Awards.

(a) General. Payment of Employee Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If payment of an Employee Award is made in the form of Restricted Stock, the Employee Award Agreement or Employee Award Statement relating to such shares shall specify whether they are to be issued at the beginning or end of the Restriction Period. In the event that shares of Restricted Stock are to be issued at the beginning of the Restriction Period, the certificates evidencing such shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. In the event that shares of Restricted Stock are to be issued at the end of the Restricted Period, the right to receive such shares shall be evidenced by book entry registration or in such other manner as the Committee may determine.

(b) Dividends and Interest. Rights to dividends or Dividend Equivalents may be extended to and made part of any Employee Award consisting of shares of Common Stock or units denominated in shares of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and Dividend Equivalents for Employee Awards consisting of shares of Common Stock or units denominated in shares of Common Stock.

(c) Substitution of Awards. At the discretion of the Committee, a Participant who is an Employee may be offered an election to substitute an Employee Award for another Employee Award or Employee Awards of the same or different type.

11. Stock Option Exercise. The price at which shares of Common Stock may be purchased under an Option shall be paid in full at the time of exercise in cash or, if elected by the optionee, the optionee may purchase such shares by means of tendering Common Stock or surrendering another Award, including Restricted Stock or Director Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants who are Employees to tender Common Stock (including by attestation of ownership) or other Employee Awards; provided that any Common Stock that is or was the subject of an Employee Award may be so tendered only if it has been held by the Participant for six months. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Employee Award. Unless otherwise provided in the applicable Award Agreement or Employee Award Statement, in the event shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of the Option, equal to the number of shares of Restricted Stock or Director Restricted Stock used as consideration therefore, shall be subject to the same restrictions as the Restricted Stock or Director Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee.

12. Tax Withholding. The Company shall have the right to deduct applicable taxes from any Employee Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, or if later, the date of income recognition, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Employee Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made. The Committee may provide for loans, on either a short term or demand basis, from the Company to a Participant who is an Employee to permit the payment of taxes required by law. Any income or compensation arising out of the grant, vesting or exercise of an Employee Award shall not be taken into account in determining overtime, bonus, life insurance, pension or such other benefits except as provided in the relevant plan or policy covering such compensation or benefits or as otherwise required by law.

13. Amendment, Modification, Suspension or Termination. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that no amendment or alteration that would adversely affect the rights of any

Participant under any Award previously granted to such Participant shall be made without the consent of such Participant.

14. Assignability. Except as provided below, no Award or any other benefit under this Plan shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. Notwithstanding the foregoing, the Committee may, in its discretion, authorize all or a portion of the Nonqualified Stock Options granted to a Participant to be transferable to:

(a)	the spouse, same-sex domestic partner, parents, children, stepchildren, grandchildren or legal dependents of the Participant (“Immediate Family Members”);

(b)	a trust or trusts solely for the benefit of the Participant and/or such Immediate Family Members, or;

(c)	a partnership in which the only partners are the Participant, such Immediate Family Members and/or a trust or trusts solely for the benefit of the Participant and/or such Immediate Family Members, provided that:

(i)	there may be no consideration for any such transfer;

(ii)	the Employee Award Agreement or Employee Award Statement pursuant to which such Options are granted expressly provides for transferability in a manner consistent with this paragraph 14; and

(iii)	subsequent transfers of transferred Options shall be prohibited except those to the Participant or individuals or entities described in clauses (a), (b) or (c) above, or by the laws of descent or distribution.

Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, including but not limited to, (i) restrictions or other provisions relating to competition or other conduct detrimental to the Company, and (ii) the obligation of the Participant for payment of taxes with respect to the exercise of such Options and the rights of the Company to withhold such taxes from the Participant or to otherwise require the Participant to satisfy all obligations for the withholding of such taxes as contemplated by paragraph 12 above. The provisions relating to the period of exercisability and expiration of the Option shall continue to be applied with respect to the original Participant, and the Options shall be exercisable by the transferee only to the extent, and for the periods, set forth in the Employee Award Agreement or Employee Award Statement.

The Committee may prescribe and include in applicable Award Agreements or Employee Award Statements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this paragraph 14 shall be null and void.

15. Adjustments.

(a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b) In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (iii) the exercise or other price in respect of such Awards,

(iv) the appropriate Fair Market Value and other price determinations for such Awards, (v) the number of shares of Common Stock covered by Director Options granted pursuant to paragraph 9(a) hereof, (vi) the number of shares of Director Restricted Stock granted pursuant to paragraph 9(b) hereof and (vii) the Stock Based Awards Limitations shall each be proportionately adjusted by the Board to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board or Committee shall make appropriate adjustments to (i) the number of shares of Common Stock covered by Awards in the form of Common Stock or units denominated in Common Stock, (ii) the exercise or other price in respect of such Awards, (iii) the appropriate Fair Market Value and other price determinations for such Awards, (iv) the number of shares of Common Stock covered by Director Options granted pursuant to paragraph 9(a) hereof, (v) the number of shares of Director Restricted Stock granted pursuant to paragraph 9(b) hereof and (vi) the Stock Based Awards Limitations to give effect to such transaction shall each be proportionately adjusted by the Board to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without exceeding, the value of such Awards. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized to issue or assume Awards by means of substitution of new Awards, as appropriate, for previously issued Awards or an assumption of previously issued Awards as part of such adjustment.

16. Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state and non-U.S. securities laws. It is the intent of the Company that this Plan comply with Rule 16b-3 with respect to persons subject to Section 16 of the Exchange Act unless otherwise provided herein or in an Award Agreement or Employee Award Statement, that any ambiguities or inconsistencies in the construction of this Plan be interpreted to give effect to such intention, and that if any provision of this Plan is found not to be in compliance with Rule 16b-3, such provision shall be null and void to the extent required to permit this Plan to comply with Rule 16b-3. Certificates evidencing shares of Common Stock certificates delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state and non-U.S. securities laws. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

17. Unfunded Plan. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan, Award Agreement or any Employee Award Statement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

18. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

ANNUAL MEETING OF SHAREHOLDERS OF

ELECTRONIC DATA SYSTEMS COPORATION

April 15, 2008

VOTE BY INTERNET, TELEPHONE OR MAIL

24 Hours a Day - 7 Days a Week

INTERNET

https://www.proxypush.com/eds

- Go to the website address listed above.
- **Have your proxy card ready.**
- Follow the simple instructions that appear on your computer screen.

OR

TELEPHONE

1-866-416-3128

- Use any touch-tone telephone.
- **Have your proxy card ready.**
- Follow the simple recorded instructions.

OR

MAIL

- Mark, sign and date your proxy card in Black or Blue ink with an X.
- Detach your proxy card.
- Return your proxy card in the postage-paid envelope provided.

If you have Internet access, **we encourage you to record your vote on the Internet.** It is convenient and saves your company significant postage and processing cost.

1-866-416-3128

CALL TOLL-FREE TO VOTE

▼ **DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET** ▼

1. ELECTION OF DIRECTORS:

NOMINEES:	FOR	AGAINST	ABSTAIN
1. W. Roy Dunbar	☐	☐	☐
2. Martin C. Faga	☐	☐	☐
3. S. Malcolm Gillis	☐	☐	☐
4. Ray J. Groves	☐	☐	☐
5. Ellen M. Hancock	☐	☐	☐
6. Jeffrey M. Heller	☐	☐	☐
7. Ray L. Hunt	☐	☐	☐
8. Edward A. Kangas	☐	☐	☐
9. Ronald A. Rittenmeyer	☐	☐	☐
10. James K. Sims	☐	☐	☐
11. R. David Yost	☐	☐	☐
12. Ernesto Zedillo	☐	☐	☐

	FOR	AGAINST	ABSTAIN
2. Ratification of appointment of auditors	☐	☐	☐
3. Board of Directors proposal to re-approve the 2003 Amended and Restated Incentive Plan	☐	☐	☐
4. Board of Directors proposal to amend Certificate of Incorporation to allow 25% of shareholders to call a special meeting	☐	☐	☐
5. Shareholder proposal regarding advisory vote on executive pay	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the space below. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

SCAN LINE

Note: Please sign exactly as your name or names appear on this proxy. Where shares are held jointly, each holder should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Date ______ Shareholder sign here ______ Co-Owner sign here ______

N
Legacy Dr.
Parkwood Blvd.
EDS
Tennyson Pkwy.
Ohio
Park Blvd.
Pres. G. Bush Hwy.
Beltline Rd.
Alpha Rd.
Central Expwy.
Dallas North Tollway
Preston Rd.
Lyndon B. Johnson (LBJ) Frwy.
DFW Airport
Love Field
Stemmons Frwy.
Mockingbird Ln.
Walton Walker
R. L. Thornton Frwy.
C. F. Hawn Frwy.
Lyndon B. Johnson (LBJ) Frwy.
121
544
35E
289
190
75
190
121
635
635
114
183
360
30
12
30
635
35E
45
20
635
175
Legacy Dr.
To Tollway
To Preston
Parkwood Blvd.
North Parking Garage
North
South
EDS
Main Gate & Visitor Entrance
South Parking Garage
Tennyson Pkwy.

EDS, 5400 Legacy Drive, Plano, TX 75024 | 972 605 6000

Take the Dallas North Tollway to Tennyson Parkway. Exit and turn right on Tennyson. Follow to Parkwood and turn left. The EDS entrance is on the right. Proceed to the gate on the right for security check-in. After security clearance, turn left, then turn right up the driveway. Visitor/Guest parking is on the left and right sides of the building. For additional parking, drive under the archway and park on either side of the driveway. Enter the north side of the building where you will be directed to the EDS auditorium.

PROXY/VOTING INSTRUCTION CARD BELOW

ELECTRONIC DATA SYSTEMS CORPORATION

For the Annual Meeting of Shareholders on April 15, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby authorizes Ronald A. Rittenmeyer, Storrow M. Gordon, and Ronald P. Vargo, each with power to appoint his or her substitute, to vote as Proxy for the undersigned at the Annual Meeting of Shareholders to be held at the offices of EDS, 5400 Legacy Drive, Plano, TX 75024 on April 15, 2008, at 1:00 p.m., or any adjournment or postponement thereof, the number of shares which the undersigned would be entitled to vote if personally present. The proxies shall vote subject to the directions indicated on the reverse side of this card and are authorized to vote in their discretion upon such other business as may properly come before the meeting and any adjournments or postponements thereof. The proxies will vote as the Board of Directors recommends where the undersigned does not specify a choice.

This proxy also constitutes your voting instructions for shares held in the EDS 401(k) Plan and the EDS Puerto Rico Savings Plan. The undersigned hereby authorizes the respective trustees/administrators of such plans to vote the shares held in the undersigned's accounts. Unvoted shares in the EDS 401(k) Plan and EDS Puerto Rico Savings Plan will be voted in the same manner and proportion as the shares for which voting instructions were received. Participants in these Plans must vote by internet or telephone or complete, date, sign, and return this proxy card by 5:00 p.m. Eastern Time, on April 11, 2008, for shares represented by this proxy to be voted as directed. Participants may attend the annual meeting but may NOT vote their shares at the meeting.

ELECTRONIC DATA SYSTEMS CORPORATION
PROXY PROCESSING
P.O. BOX 3539
S HACKENSACK NJ 07606-9239

(Continued and to be dated and signed on reverse side.)